Exhibit 4.4

Notice of Meeting

and

Management Information Circular

for the

Annual Meeting of Shareholders

April 5, 2023

at 11:00 a.m. (Toronto time)

Virtual Meeting via Live Webcast

www.virtualshareholdermeeting.com/CIGI2023

Dear Shareholders,

At Colliers, we accelerate success. Our growth reflects the strength of our diversified business and enterprising culture.

In 2022, Colliers reported impressive results as we continued to accelerate the success of our clients, our investors and our people. Our Investment Management, Outsourcing & Advisory, and Leasing segments delivered strong growth, more than offsetting a slowdown in Capital Markets. Having a larger proportion of recurring services has transformed Colliers into a more balanced and resilient company – one that is diversified across regions, services, and client types.

Our enterprising culture and growth mindset drive our success. In 2021, we established Enterprise ’25, our ambitious five-year growth strategy supported by six pillars. I am pleased to say we are pacing well ahead of our targets, with earnings from recurring revenue streams now representing 58% of our proforma AEBITDA.*

Making strategic investments continued to be a key priority – and we see more opportunities to build for our future now than at any other point in our history. In 2022, we deployed a record $1.0 billion of capital on acquisitions to augment internal growth, increase market share, expand services, and extend our geographic reach. As a result, Colliers is better equipped than ever to help our clients and investors navigate their biggest challenges.

We significantly strengthened our Investment Management platform by investing in new capabilities, specifically in long-duration, highly differentiated assets under management. In six short years, we have firmly established Colliers as a top player in the rapidly growing alternative private capital industry. We finished the year with $98 billion of assets under management*, 85% of which were invested in perpetual or long-dated strategies and about 70% in highly defensive asset classes. The nature of these assets, coupled with our experienced and highly committed investment teams, put us on a strong growth trajectory for 2023 and beyond.

To match the momentum of our business, we appointed one of our long-term leaders, Chris McLernon as CEO, Real Estate Services | Global to oversee Capital Markets, Leasing, and Outsourcing & Advisory. Chris has deep expertise leading decentralized operations the Colliers Way and I am confident he will us accelerate growth, enhance collaboration, and strengthen our unique culture. We were also pleased to name Davoud Amel- Azizpour, most recently CFO of the EMEA region, as Chris’ successor as CEO of EMEA to continue to increase our scale and profitability.

We also welcomed Stuart McDonald as Global Chief Information Officer to shape and drive our technology agenda and deliver the best applications and tools for our people, clients, and world-class workplaces.

Our success is made possible by our greatest assets: 18,000 professionals worldwide, who drive exceptional results for clients wherever they operate. Our enterprising culture attracts top talent and empowers our people to do their best work. We foster an inclusive environment and promote equal opportunity across Colliers to ensure all our professionals feel they belong and can build thriving careers. Exceeding external benchmarks in our latest global employee engagement survey is a prime example of our culture of openness and ability to shape Colliers together.

As a global leader in our industry, we play an important role in tackling major challenges such as climate change and inequality. In conjunction with publishing our second Global Impact Report, we announced a bold set of quantitative targets aligned to our ESG framework (Elevate the Built Environment) to deliver resilient buildings, inclusive workplaces, and spaces that promote health and wellbeing.

Notably, we pledged to achieve net zero in our own operations by 2030 with 40% female employees overall as well as in manager+ roles in our service and investment management businesses by 2025. We are doing more every day to weave ESG into the fabric of our organization and accelerate where we can make a difference.

Another priority is technology that enables our professionals to deliver better advice and services to clients by streamlining processes, improving effectiveness, or enabling better decision-making. Last year, we enhanced our ESG data management and reporting advisory services by scaling our partnership with Measurabl. Furthermore, our proprietary Colliers Mobility Pass allows tenants to supplement any owned and leased offices with a global network of on-demand, flexible spaces. These are just a few examples of our solutions and partnerships in action.

Creating value for clients, investors and shareholders has always been our focus. Our proven record of delivering compound annual returns of about 20% over the past 28 years sets us apart. I am immensely proud of Colliers’ enterprising culture, partnership philosophy and significant inside ownership that has unlocked much of our growth and success.

I would like to thank our business leaders and professionals for their passion and perseverance. I also want to acknowledge our Board of Directors and their continued commitment to Colliers. Fueled by our achievements and long-term vision, our future could not be brighter!

/s/ Jay S. Hennick, CM

Jay S. Hennick, CM

Global Chairman and Chief Executive Officer

*Please refer to “Reconciliation of non-GAAP financial measures” section in Colliers’ MD&A available on SEDAR at www.sedar.com.

COLLIERS INTERNATIONAL GROUP INC.

ANNUAL MEETING OF SHAREHOLDERS

THIS BOOKLET EXPLAINS:

• Details of the matters to be voted upon at the annual meeting (the "Meeting") of shareholders of Colliers International Group Inc. ("Colliers"); and

• How to exercise your vote even if you are unable to virtually attend the Meeting.

THIS BOOKLET CONTAINS:

• The notice of annual meeting of shareholders (the "Notice of Meeting");

• A management information circular (the "Circular"); and

• For registered shareholders, a form of proxy (a "Form of Proxy"), and for beneficial shareholders, a voting instruction form, that may be used to vote their shares without attending the Meeting.

This Circular and Form of Proxy are furnished in connection with the solicitation of proxies by or on behalf of management of Colliers for use at the Meeting to be held on April 5, 2023, at 11:00 a.m. (Toronto time).

At the Meeting, management will report on Colliers' performance for the year ended December 31, 2022 and Colliers' plans for the coming year. The Meeting will deal with, among other things, the usual matters of governance, including the presentation of financial results, the election of directors and the appointment of auditors and a non-binding advisory resolution on Colliers' approach to executive compensation. Your presence, or at least your vote if you are unable to attend the Meeting virtually, is important.

REGISTERED SHAREHOLDERS

A Form of Proxy is enclosed that may be used to vote your shares if you are unable to attend the Meeting virtually. Instructions on how to vote using this Form of Proxy are found in the Circular.

NON-REGISTERED BENEFICIAL SHAREHOLDERS

If your shares are held on your behalf, or for your account, by a broker, securities dealer, bank, trust company or similar entity (an "Intermediary"), you must carefully follow the instructions provided by your Intermediary with this booklet.

NOTICE TO UNITED STATES SHAREHOLDERS

The solicitation of proxies by Colliers is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the "US Exchange Act"), by virtue of an exemption applicable to proxy solicitations by "foreign private issuers" as defined in Rule 3b-4 under the US Exchange Act. Accordingly, this Circular has been prepared in accordance with the applicable disclosure requirements in Canada. Residents of the United States should be aware that such requirements are different than those of the United States applicable to proxy statements under the US Exchange Act.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual meeting (the "Meeting") of the shareholders of Colliers International Group Inc. ("Colliers") will be held virtually on April 5, 2023, at 11:00 a.m. (Toronto time) for the following purposes:

1.	to receive the audited consolidated financial statements of Colliers for the year ended December 31, 2022 and the report of the auditors' thereon;

2.	to appoint PricewaterhouseCoopers LLP as independent auditors of Colliers and to authorize the directors to fix their remuneration;

3.	to elect the directors of Colliers for the ensuing year;

4.	to consider and, if deemed advisable, pass a non-binding advisory resolution on Colliers' approach to executive compensation; and

5.	to transact such further or other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

The board of directors of Colliers has fixed the close of business on March 3, 2023 as the record date for determining shareholders of record who are entitled to receive notice of the Meeting and to attend and vote at the Meeting, or at any adjournment(s) or postponement(s) thereof.

Colliers will be holding the Meeting virtually this year. Registered shareholders and duly appointed proxyholders will have the opportunity to attend the meeting online, submit questions, and vote in real time through a web-based platform instead of attending the meeting in person. Non-registered or beneficial shareholders who have not appointed themselves as proxyholder will be able to attend the meeting as guests and ask questions, but will not be able to vote. Shareholders will not be able to attend the meeting in person. Colliers encourages all shareholders to vote in advance of the Meeting by proxy. Please see the section entitled "Virtual Meeting" on page 2 of the Circular for detailed instructions on how to attend and participate at the meeting.

In order to attend the Meeting virtually, shareholders are required to log in to www.virtualshareholdermeeting.com/CIGI2023 at least fifteen (15) minutes prior to the start of the Meeting. Alternatively, shareholders can take steps to submit their votes by proxy by following the instructions below and as further set out in the accompanying Circular.

If you are a registered shareholder and are unable to attend the Meeting virtually, please complete, sign, date and return the enclosed form of proxy to Broadridge in the business reply envelope provided, or complete the form of proxy by such other method as is identified, and pursuant to any instructions contained, in the form of proxy. In order to be valid for use at the Meeting, proxies must be received not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment(s) or postponement(s) thereof.

If you are a non-registered shareholder and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. If you are a non-registered shareholder and do not complete and return the materials in accordance with such instructions, you may lose the right to vote at the Meeting.

Further information with respect to voting by proxy is included in the accompanying Circular.

DATED at Toronto, Ontario this 16th day of February, 2023.

By Order of the Board of Directors
/s/ Matthew Hawkins
Matthew Hawkins
Vice President, Legal Counsel and Corporate Secretary

MANAGEMENT INFORMATION CIRCULAR

ANNUAL MEETING OF SHAREHOLDERS

April 5, 2023

GENERAL PROXY MATTERS

Introduction

This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by and on behalf of management (“Management”) of Colliers International Group Inc. (“Colliers”) and its board of directors (the “Board”) for use at the annual meeting of shareholders of Colliers (the “Meeting”) to be held virtually for the purposes set forth in the accompanying notice of Meeting (the “Notice of Meeting”), and at any adjournment(s) or postponement(s) thereof. The Circular’s purpose is to:

•	explain how you, as a shareholder of Colliers, can vote at the Meeting, either in person or by transferring your vote to someone else to vote on your behalf;

•	request that you authorize the Vice Chairman and Lead Director (or his alternate) to vote on your behalf in accordance with your instructions set out on the accompanying form of proxy;

•	inform you about the business to be conducted at the Meeting, including the election of directors of Colliers, the appointment of independent auditors of Colliers for the coming year and a non-binding advisory resolution on Colliers’ approach to executive compensation; and

•	give you some important background information to assist you in deciding how to vote.

Colliers provides detailed information on its business and financial results on its website located at www.colliers.com. Colliers’ news releases and other prescribed documents are required to be filed on the electronic database maintained by the Canadian Securities Administrators (known as SEDAR) located at www.sedar.com and by the U.S. Securities and Exchange Commission (the "SEC") (known as EDGAR) located at www.sec.gov. A copy of this Circular is available on SEDAR and EDGAR.

Unless otherwise specifically stated, all information set forth herein is given as at February 16, 2022. In this Circular, references to "$", "C$" and "Canadian dollars" are to the lawful currency of Canada and references to "US$" and "United States dollars" are to the lawful currency of the United States of America. All dollar amounts herein are in Canadian dollars, unless otherwise stated. The address of the registered office of Colliers is 1140 Bay Street, Suite 4000, Toronto, Ontario M5S 2B4.

Virtual Meeting

The Meeting is being held in a virtual-only format. The Meeting will be hosted online by way of a live audio webcast. Shareholders will not be able to attend the Meeting in person.

Shareholders who wish to attend the Meeting virtually can do so by visiting www.virtualshareholdermeeting.com/CIGI2023, entering the control number located on their form of proxy or voting instruction form and logging in at least fifteen (15) minutes prior to the start of the Meeting. Shareholders unable to attend the Meeting virtually will also be able to listen to a recorded version of the Meeting at a later date, as one will be made available on Colliers' website.

Attending the Meeting online enables registered shareholders and duly appointed proxyholders to participate at the Meeting. Registered shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting.

It is recommended that shareholders and proxyholders submit their questions as soon as possible during the Meeting so they can be addressed at the right time. Questions may be submitted in writing by using the relevant dialog box in the function “Ask a question” during the Meeting. All shareholders and duly appointed proxyholders may ask questions during the question period.

The Chair of the Meeting and/or other members of management present at the Meeting will answer questions relating to matters to be voted on before a vote is held on each matter, if applicable. General questions will be addressed by the Chair of the Meeting and other members of management at the end of the Meeting during the question period.

So that as many questions as possible are answered, shareholders and duly appointed proxyholders are asked to be brief and concise and to address only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related will be grouped, summarized and answered together.

All shareholder questions are welcome. However, Colliers does not intend to address questions that:

•	are irrelevant to Colliers or to the business of the meeting;

•	are related to non-public information;

•	are derogatory or otherwise offensive;

•	are repetitive or have already been asked by other shareholders;

•	are in furtherance of a shareholders personal or business interests; or

•	are out of order or not otherwise appropriate as determined by the chair or Secretary of the Meeting in their reasonable judgment.

For any questions asked but not answered during the Meeting, a member of Colliers’ management will contact such shareholder to respond to its question to the extent the shareholder has provided its email address when submitting its question.

In the event of technical malfunction or other significant problem that disrupts the Meeting, the Chair of the Meeting may adjourn, recess, or expedite the Meeting, or take such other action as the Chair determines is appropriate considering the circumstances.

Solicitation of Proxies

The form of proxy accompanying this Circular is being solicited on behalf of Management in connection with the Meeting. The solicitation of proxies will be primarily by mail, but some proxies may be solicited by newspaper publication, personal interviews, email, telephone or facsimile communication by directors, officers or employees (or representatives thereof) of Colliers, who will not be specifically compensated therefor, or agents of Colliers who will be specifically compensated therefor.

Management does not intend to pay for intermediaries to forward to objecting beneficial owners under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer this Circular and related Meeting materials, and in the case of an objecting beneficial owner, the objecting beneficial owner will not receive these materials unless the objecting beneficial owner's intermediary assumes the cost of delivery.

Information for Registered Shareholders

A registered holder may vote in any of the ways set out below:

Virtually at the Meeting: A registered shareholder who wishes to vote virtually at the Meeting should not complete or return the form of proxy included with this Circular, and instead will have their votes taken virtually at the Meeting. The control number located on the form of proxy or in the email notification you received is required to log in to the Meeting.

Voting by Internet: A registered shareholder may submit his or her proxy over the Internet by going to www.proxyvote.com and entering the 16-digit control number noted on the form of proxy.

Voting by Mail: Complete, sign, date and return the form of proxy to Data Processing Center, PO Box 3700, STN Industrial Park, Markham, Ontario, L3R 9Z9.

Information for Non-Registered Shareholders

Holders of Shares who are Non-Registered Shareholders

Subject to applicable laws, the only shareholders entitled to vote at the Meeting are those whose names have been entered into Colliers' register as holders of subordinate voting shares or multiple voting shares (each, a "Registered Shareholder"). However, the shares of the majority of Colliers' shareholders are not held in their own name, but rather are registered in the name of nominee accounts (the "Non-Registered Shareholders"), usually The Canadian Depository for Securities Limited ("CDS"). CDS acts as clearing agent for brokers and other intermediaries (the "Intermediaries") who, in turn, act on behalf of the holders of Colliers shares.

As a result, Non-Registered Shareholders can only exercise their rights as beneficial owners of voting shares through CDS or a participant in the CDS depository service. This means that in order for Non- Registered Shareholders to exercise their rights to vote their shares at the Meeting, they must provide voting instructions to the Registered Shareholder.

If Non-Registered Shareholders wish to vote their shares, they must carefully review and follow the voting instructions provided by their Intermediary.

Delivery of Voting Instructions by Non-Registered Shareholders

Applicable regulatory policies require Intermediaries to seek voting instructions from Non- Registered Shareholders in advance of shareholder meetings. Each Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Non- Registered Shareholders in order to ensure their Colliers shares are voted at the Meeting. Generally, Non-Registered Shareholders who receive meeting materials will be given either:

(a)	a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Colliers shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed. This form of proxy need not be signed by the Non-Registered Shareholder. In this case, the Non- Registered Shareholder who wishes to submit a proxy should complete the rest of the form of proxy and deliver the proxy in accordance with the instructions provided by the Intermediary; or

(b)	a voting instruction form which must be completed and signed by the Non-Registered Shareholder in accordance with the directions on the voting instruction form and returned to the Intermediary or its service company. In some cases, the completion of the voting instruction form by telephone or the internet is permitted.

The purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Colliers shares that they beneficially own. These procedures do not permit a Non-Registered Shareholder to vote Colliers shares virtually at the Meeting unless they appoint themselves, or some other individual who need not be a shareholder.

Voting at the Meeting by Non-Registered Shareholders

A Non-Registered Shareholder who receives a form of proxy or a voting instruction form and wishes to vote at the Meeting virtually should, in the case of a form of proxy, strike out the names of the persons designated in the form of proxy and insert the Non-Registered Shareholder's name in the blank space provided or, in the case of a voting instruction form, follow the corresponding directions on the form. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

Appointment of Proxyholder

The individuals specified as proxyholders in the enclosed form of proxy are representatives of Management and are directors and/or officers of Colliers. A shareholder may, by properly marking, executing and depositing the accompanying form of proxy or voting instruction form, appoint as proxyholder the individuals named in the accompanying form of proxy or voting instruction form, or some other individual or entity, who need not be a shareholder. This latter right may be exercised by striking out the names of the designated individuals and inserting the name of such other proxyholder in the blank space provided in the enclosed form of proxy or voting instruction form or by completing another proxy in proper form. The proxyholder may virtually attend and act for the shareholder at the Meeting and any adjournment(s) or postponement(s) thereof.

If you are a registered shareholder and wish to vote at the Meeting you can log on to the virtual meeting using the 16-digit control number located on your form of proxy. A registered or beneficial shareholder who wishes to have a third-party virtually attend and vote on your behalf, MUST submit your form of proxy or voting instruction form, appointing that third- party as proxyholder.

We encourage you to appoint yourself or such other person (other than the named proxyholders) online at www.proxyvote.com as this will reduce the risk of any mail disruptions in the current environment and will allow you to share the Appointee Information you have created with any other person you have appointed to represent you at the Meeting more easily. If you do not designate the Appointee Information when completing your form of proxy or voting information form or if you do not provide the exact Appointee Identification Number and Appointee Name to any other person (other than the named proxyholders) who has been appointed to access and vote at the Meeting on your behalf, that other person will not be able to access the Meeting and vote on your behalf.

You must provide your Appointee the exact name and eight-character Appointee Identification Number to access the Meeting. Appointees can only be validated at the Meeting using the exact name and eight-character Appointee Identification Number you enter.

If you do not create an eight-character Appointee Identification Number, your appointee will not be able to access the Meeting.

Make sure that the person you appoint is aware that he or she has been appointed and attends the Meeting. Failure to provide the proxyholder with your eight-character Appointee Identification Number and the exact Appointee Name will result in the proxyholder not being able to ask questions or vote at the Meeting.

If you are a Non-Registered Shareholder located in the United States and wish to vote at the Meeting or, if permitted, appoint a third-party as your proxyholder, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary included with the legal proxy form and the voting instruction form sent to you, and contact your intermediary to obtain instructions on how to obtain credentials to attend and vote at the virtual meeting.

Execution and Deposit of Proxy

If a shareholder is an individual, the form of proxy must be executed by the shareholder or a duly authorized attorney of the Registered Shareholder. If a shareholder is a corporation or other form of entity, the form of proxy must be executed by a duly authorized attorney or officer of the corporation or other form of entity. Where a form of proxy is executed by an attorney or officer of a corporation or other form of entity, the authorizing documents (or notarized copies thereof) may be requested to accompany the form of proxy. To be valid, an executed form of proxy must be received at the offices of Broadridge, 2601-14th Avenue, Markham, Ontario, Canada, L3R 0H9, or if by such other method as is identified in the form of proxy, in accordance with the instructions set out in the form of proxy, in any case, not later than 11:00 a.m. (Toronto time) on April 3, 2023 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

Manner Proxies Will Be Voted

The Colliers shares represented by the accompanying form of proxy will be voted or be withheld from voting, as the case may be, on any ballot that may be called for at the Meeting and, subject to the provisions of the Business Corporations Act (Ontario) ("OBCA"), where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specification made. If a shareholder does NOT specify how to vote on a particular matter, the proxyholder is entitled to vote the Colliers shares as he or she sees fit. Please note that if a completed form of proxy does not specify how to vote on any particular matter, and if a shareholder has authorized either of the individuals named therein to act as proxyholder (by leaving the line for the proxyholder's name blank on the form of proxy), your Colliers shares will be voted at the Meeting as follows:

•	FOR the election of the ten nominees to the board of directors of Colliers;

•	FOR the appointment of PricewaterhouseCoopers LLP, Chartered Accountants and Licensed Public Accountants, as independent auditors of Colliers and to authorize the board of directors of Colliers to fix the auditors' remuneration; and

•	FOR the approval of the non-binding advisory resolution on Colliers' approach to executive compensation.

For more information on these matters, please see the section entitled "Business of the Meeting" below. If any other matters properly arise at the Meeting that are not described in the Notice of Meeting, or if any amendments are proposed to the matters described in the Notice of Meeting, a proxyholder is entitled to vote the Colliers shares as he or she sees fit. The Notice of Meeting sets out all the matters to be determined at the Meeting that are known to Management as of February 16, 2023.

Revocability of Proxy

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder attending the Meeting, duly executing another form of proxy bearing a later date and depositing it before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing and deposited either at the registered office of Colliers at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the Chair of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. If such written instrument is deposited with the Chair of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

If you are using a 16-digit control number located on your form of proxy to log in to the Meeting, you will not be revoking any previously submitted proxies. However, if you vote on a ballot you will be revoking any and all previously submitted proxies. If you DO NOT wish to revoke your previously submitted proxies, do not vote at the Meeting. You may also choose to enter the Meeting as a guest.

Quorum

The by-laws of Colliers provide that the presence of any two shareholders entitled to vote at the Meeting, whether present in person or represented by proxy, constitutes a quorum. If a quorum is present at the opening of the Meeting, the shareholders present or represented by proxy may proceed with the business of the Meeting, notwithstanding that a quorum is not present throughout the Meeting.

Voting Results

Voting results of the Meeting will be filed on SEDAR at www.sedar.com following the Meeting. Voting results on each of the matters voted on at Colliers' annual and special meeting of shareholders held on April 5, 2022 (together with the preceding year, as applicable) are as follows:

Brief Description of Matter Voted Upon	Outcome of the Vote(1)
	2022		2021
	Approved	For	Approved	For
Appointment of PricewaterhouseCoopers LLP as the independent auditors of Colliers	Yes	91.88%	Yes	97.80%
The election of each of the following nominees as members of the Board:	Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes	91.45% 87.06% 99.52% 93.30% 98.60% 98.01% 96.45% 99.91% 96.40% 98.70%	Yes Yes Yes Yes Yes Yes Yes N/A Yes Yes	97.12% 99.02% 99.21% 95.74% 96.43% 97.43% 99.02% N/A 98.76% 99.27%
Peter F. Cohen John (Jack) P. Curtin, Jr. Christopher Galvin Jane Gavan Stephen J. Harper Jay S. Hennick Katherine M. Lee Poonam Puri Benjamin F. Stein L. Frederick Sutherland
Amendment to Colliers Stock Option Plan	Yes	70.67%	Yes	79.25%
Advisory resolution regarding executive compensation	Yes	66.04%	Yes	93.76%
Transaction Resolution (as described in 2021 Management Information Circular)	N/A	N/A	Yes	95.0%(2)

Notes:

(1)	In 2022 and 2021, the number of votes listed in the above table reflects proxies received by Management in advance of the applicable meeting.
(2)	Figures shown reflect voting of Subordinate Voting Shares as a separate class, and excluding any such shares beneficially held by, or under the control or direction of, Henset Capital Inc., an entity controlled by Mr. Jay Hennick, Colliers’ Chairman and Chief Executive Officer.

Authorized Capital, Outstanding Shares and Principal Holders of Shares

The authorized capital of Colliers consists of an unlimited number of preference shares, issuable in series, an unlimited number of subordinate voting shares (the "Subordinate Voting Shares") and an unlimited number of multiple voting shares (the "Multiple Voting Shares", and together with the Subordinate Voting Shares, the "Common Shares"). The holders of Subordinate Voting Shares are entitled to one (1) vote in respect of each Subordinate Voting Share held at all meetings of the shareholders of Colliers. The holders of Multiple Voting Shares are entitled to twenty (20) votes in respect of each Multiple Voting Share held at all meetings of the shareholders of Colliers. Voting at the Meeting will be by show of hands, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the Meeting.

As at February 16, 2023, Colliers has outstanding 41,798,712 Subordinate Voting Shares (having 61.2% of the total votes attached to all Common Shares) and 1,325,694 Multiple Voting Shares (having 38.8% of the total votes attached to all Common Shares). Only those holders of outstanding Common Shares of record at the close of business on March 3, 2023 (the "Record Date") are entitled to vote their Common Shares at the Meeting or any adjournment(s) thereof. The Record Date was fixed by the Board.

Voting at the Meeting will be by way of online ballot submitted via the virtual meeting provider platform at www.virtualshareholdermeeting.com/CIGI2023. Each shareholder will be entitled to vote with respect to such number of Common Shares shown as registered in his, her or its name on the list of shareholders as of the Record Date prepared by Colliers, which list is available for inspection by shareholders at the Meeting or, after the 10th day following the Record Date, during usual business hours at the registered office of Colliers or the office of the registrar and transfer agent of the Subordinate Voting Shares and/or Multiple Voting Shares.

The following table sets forth, as at February 16, 2023, the only persons who, to the knowledge of the directors and executive officers of Colliers, beneficially own, or control or direct, directly or indirectly, 10% or more of the issued and outstanding Subordinate Voting Shares or Multiple Voting Shares, the approximate number of outstanding Subordinate Voting Shares and Multiple Voting Shares beneficially owned, or controlled or directed, directly or indirectly, by such persons and the percentage of outstanding Subordinate Voting Shares and Multiple Voting Shares and votes represented by the number of Subordinate Voting Shares and Multiple Voting Shares so owned or controlled or directed:

	Number of Common Shares Owned or Controlled or Directed		Percentage of		Percentage of
	Subordinate Voting Shares	Multiple Voting Shares	Subordinate Voting Shares	Multiple Voting Shares	Total Common Shares	Total Votes
Jay S. Hennick (1) Toronto, Ontario	4,867,773	1,325,694	11.6%	100.0%	14.4%	45.9%

Notes:

(1)	Subordinate Voting Shares and Multiple Voting Shares are held by FSV Shares LP, Henset Capital Inc., and The Jay & Barbara Hennick Foundation, entities controlled by Mr. Hennick. Mr. Hennick also beneficially owns or controls or directs Convertible Notes issued by Colliers having a principal value of US$20,000,000. In accordance with their terms and conditions, such Convertible Notes may be converted to a total of 345,958 Subordinate Voting Shares. For a full description of the Convertible Notes, see the annual information form for the year ended December 31, 2022, available on SEDAR at www.sedar.com.

Certain Rights of Holders of Subordinate Voting Shares

The following is a summary of the rights attaching to the Subordinate Voting Shares in the event that a take-over bid is made for Multiple Voting Shares. Reference should be made to the articles of Colliers for the full text of these provisions.

If a take-over bid (as defined in the Securities Act (Ontario)) is made to the holders of the Multiple Voting Shares, each Subordinate Voting Share shall become convertible into a Multiple Voting Share at the option of the holder thereof at any time during the period commencing on the eighth day after the date on which the offer is made and ending on the last date upon which holders of Multiple Voting Shares will be entitled to accept the offer. However, this conversion right shall not come into effect if:

(a)	an identical offer is made concurrently to purchase Subordinate Voting Shares (if any are then issued and outstanding), which offer has no condition attached to it other than the right to not take-up and pay for shares tendered if no shares are purchased pursuant to the take-over bid for Multiple Voting Shares;

(b)	holders of more than 50% of the issued and outstanding Multiple Voting Shares deliver a certificate or certificates to Colliers' transfer agent certifying that such holders will not deposit such Multiple Voting Shares under the take-over bid therefor; or

(c)	the take-over bid for Multiple Voting Shares is not completed by the offeror.

The articles of Colliers provide that a holder of Multiple Voting Shares is entitled at any time and from time to time to convert all or any part of the Multiple Voting Shares held by such holder into Subordinate Voting Shares on a share-for-share basis, upon irrevocable notice.

Jay S. Hennick and Henset Capital Inc. (the "Multiple Voting Shareholder") are subject to an agreement (the "Trust Agreement") with TSX Trust Company (the "Trustee") and Colliers in order to provide the holders of Subordinate Voting Shares with certain additional rights in the event that a take-over bid, having certain characteristics, is made for the Multiple Voting Shares. Under applicable securities law, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares.

The Trust Agreement prevents the sale, directly or indirectly, of Multiple Voting Shares owned by the Multiple Voting Shareholder pursuant to a take-over bid at a price per share in excess of 115% of the then current market price of the Subordinate Voting Shares as determined under applicable legislation. This prohibition does not apply if: (a) such sale is made pursuant to an offer to purchase Multiple Voting Shares made to all holders of Multiple Voting Shares and an offer identical in all material respects is made concurrently to purchase Subordinate Voting Shares, which identical offer has no condition attached other than the right not to take-up and pay for shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares; or (b) there is a concurrent unconditional offer to purchase all of the Subordinate Voting Shares at a price per share at least as high as the highest price per share paid pursuant to the take-over bid for the Multiple Voting Shares. Further restrictions on transactions involving the Multiple Voting Shares at a price that is greater than the current market price of the Subordinate Voting Shares are also set out in the New Trust Agreement (as defined and discussed below).

The Trust Agreement provides, among other things, that prior to any direct or indirect transfer of any or all of the Multiple Voting Shares owned by the Multiple Voting Shareholder to any party other than a member of the Hennick Family (as defined below), the transferred Multiple Voting Shares will be automatically converted to Subordinate Voting Shares. The Trust Agreement does not prevent certain indirect sales resulting from the transfer of shares of a corporation which, directly or indirectly, controls or is controlled by the Multiple Voting Shareholder or Colliers where the transferor and transferee are members of the Hennick Family and the transferee is the spouse or child of the transferor and where the sale is otherwise made in accordance with applicable law. The phrase "Hennick Family" is defined to mean: (i) Jay S. Hennick; (ii) the spouse, children or estate of Jay S. Hennick; (iii) a trust, the sole beneficiaries of which are any of the foregoing; and (iv) any and all corporations or entities which are directly or indirectly controlled by any of the foregoing.

The Trust Agreement contains provisions for the authorization of action by the Trustee to enforce the rights thereunder on behalf of the holders of the Subordinate Voting Shares. No holder of Subordinate Voting Shares has the right, other than through the Trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Trust Agreement unless the Trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares after provision of reasonable funds and indemnity to the Trustee.

Holders of Subordinate Voting Shares may have additional rights under applicable securities legislation in the event of a take-over bid.

The Trust Agreement cannot be amended, varied or modified and no provision thereof will be waived, except with the approval of at least two-thirds of the votes cast by the holders of Subordinate Voting Shares present or represented at a meeting duly called for the purpose of considering such amendment, variation, modification or waiver, which two-thirds majority must include a simple majority of the votes cast by the holders of Subordinate Voting Shares, excluding any person who owns Multiple Voting Shares, is an affiliate of a person who owns Multiple Voting Shares or is a person who has an agreement to purchase Multiple Voting Shares prior to giving effect to the amendment, variation, modification or waiver.

Additionally, on April 16, 2021, Mr. Hennick and the Multiple Voting Shareholder entered into an additional trust agreement (the “New Trust Agreement”) relating to the Multiple Voting Shares. The New Trust Agreement provides that the Multiple Voting Shares will convert into Subordinate Voting Shares on a one-for-one basis and for no additional consideration or premium upon the earliest to occur of: (a) the date that the sum of the number of Multiple Voting Shares and Subordinate Voting Shares held by Mr. Hennick and the Multiple Voting Shareholder, together with their associates and affiliates, is less than 4,000,000 (subject to adjustment and including ownership of securities convertible into Subordinate Voting Shares); (b) 24 months after the termination of the Management Services Agreement (as defined below) as a result of Mr. Hennick’s death, disability, voluntary resignation or the occurrence of certain other specific events set out in the Management Services Agreement; and (c) September 1, 2028. Additionally, the New Trust Agreement provides that Mr. Hennick and the Multiple Voting Shareholder will not sell any Multiple Voting Shares at a price greater than the market price of the Subordinate Voting Shares on the date of the agreement to sell such shares unless through the facilities of the NASDAQ or TSX, pursuant to a take-over bid, or similar transaction, where there is a concurrent offer made to, or acquisition from, the holders of all of the Subordinate Voting Shares on terms that are at least as favorable to the holders of Subordinate Voting Shares as those made to the Multiple Voting Shareholders, pursuant to an issuer bid or pursuant to the granting of a permitted security interest. The provisions related to any amendment, variation, modification or waiver under the New Trust Agreement are consistent with those set out in the Trust Agreement.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board considers good corporate governance practices to be an important factor in the overall success of Colliers. Under National Instrument 58-101 – Disclosure of Corporate Governance Practices and National Policy 58-201 – Corporate Governance Guidelines (collectively, the "Corporate Governance Rules"), Colliers is required to disclose information relating to its corporate governance practices, which disclosure is set out herein. Colliers is committed to adopting and adhering to corporate governance practices that either meet or exceed applicable corporate governance standards. Colliers believes that its corporate governance practices should be compared to the highest standards currently in force and applicable to it as well as to best market practices.

In addition, Colliers believes that director, officer and employee honesty and integrity are important factors in ensuring good corporate governance, which in turn improves corporate performance and benefits all shareholders. To that end, the Board has adopted a Code of Ethics and Conduct, which code applies to all directors, officers and employees of Colliers and its subsidiaries, and a Financial Management Code of Ethics and Conduct, which code applies to officers, senior management and senior financial and accounting personnel of Colliers and its subsidiaries. The Code of Ethics and Conduct and the Financial Management Code of Ethics and Conduct can each be viewed on Colliers' website (www.colliers.com). Any deviations from the Code of Ethics and Conduct are required to be reported to an employee's supervisor and, if appropriate, Colliers' Chief Financial Officer or Vice President, Legal Counsel and Corporate Secretary and the Board. Any deviations from the Financial Management Code of Ethics and Conduct are required to be reported to Colliers' Senior Director, Enterprise Risk Management, the Chief Executive Officer (the "CEO"), the Vice President, Legal Counsel and Corporate Secretary and/or the Chair of the Audit & Risk Committee of the Board. Furthermore, Colliers maintains an ethics hotline, Colliers Direct, and an ethics hotline policy in which any director, officer and employee of Colliers or its subsidiaries has a responsibility to report any activity or suspected activity of which he or she may have knowledge relating to the integrity of Colliers' financial reporting or which otherwise might be considered sensitive in preserving Colliers' reputation. All reports made to the ethics hotline are reviewed by the Audit & Risk Committee.

With respect to the United States, Colliers is required to comply with the provisions of the Sarbanes- Oxley Act of 2002 and the rules adopted by the SEC pursuant to that Act, as well as the governance rules of The NASDAQ Global Select Market ("NASDAQ"), in each case, as applicable to foreign private issuers like Colliers. Most of the NASDAQ corporate governance standards are not mandatory for Colliers as a foreign private issuer, but Colliers is required to disclose the significant differences between its corporate governance practices and the requirements applicable to U.S. issuers listed on NASDAQ under NASDAQ corporate governance standards. Except as may be summarized on Colliers' website, www.colliers.com, Colliers is in compliance with the NASDAQ corporate governance standards.

Board Composition

The Board is currently comprised of ten members. A majority of the Board is comprised of independent directors. Nine of the current ten members of the Board (or 90.0%), being Peter F. Cohen, John (Jack) P. Curtin, Jr., Christopher Galvin, Jane Gavan, Stephen J. Harper, Katherine M. Lee, Poonam Puri, Benjamin F. Stein and L. Frederick Sutherland, are considered by the Board to be independent directors within the meaning of the Corporate Governance Rules as each has "no direct or indirect material relationship" with Colliers. Jay S. Hennick, the other Board member and Chairman of the Board, is not an independent director within the meaning of the Corporate

Governance Rules as he is a member of management of Colliers. In deciding whether a particular director is or is not an independent director, the Board examined the factual circumstances of each director and considered them in the context of many factors. Each of the nominees for election to the Board at the Meeting are current members of the Board.

Majority Voting Policy

The Board has adopted a majority voting policy for the election of directors. See "Business of the Meeting – Election of Directors".

Policy on Director's Tenure and Priorities

The Board has adopted a policy relating to a director's tenure and priorities. Under this policy, upon a Colliers director reaching the age of 75, and on each anniversary thereafter for so long as such individual continues to serve as a director, such director must tender his or her written resignation from the Board to the Nominating & Corporate Governance Committee (the "Governance Committee"). The Governance Committee will, within 30 days, consider the resignation offer and will recommend to the Board whether or not to accept it. The Board will thereafter act on the Governance Committee's recommendation within 30 days. If a resignation is accepted, it will be effective either: (i) prior to the commencement of the next annual meeting of Colliers' shareholders at which directors are to be elected; or (ii) upon acceptance of such offer of resignation by the Board, as determined by the Board. In addition, this policy provides that upon initially becoming a director of Colliers, and at each annual Board meeting occurring immediately prior to the annual meeting of Colliers' shareholders at which directors are to be elected, each director will represent to the Board that membership on the Board and the carrying out of such director's Board and committee duties is one of such director's "top three" priorities and that such director's personal or professional circumstances do not adversely affect such director's ability to effectively serve as a director of Colliers.

Independent Vice Chairman and Lead Director

The Board recognizes the importance of independent leadership on the Board, as evidenced by its designation of Peter F. Cohen, an independent director, as Vice Chairman of the Board and Lead Director, thereby separating the roles of Vice Chairman and Lead Director (Mr. Cohen) and Chairman and CEO (Mr. Hennick). The Board has adopted a formal position description for the Vice Chairman and Lead Director, which requires that the Board appoint an independent director as Vice Chairman and Lead Director in the event that the Chairman of the Board is not independent. The formal position description for the Vice Chairman and Lead Director provides that the Vice Chairman and Lead Director will facilitate the functioning of the Board independently of management of Colliers and provide independent leadership to the Board, with the following included as part of the Vice Chairman and Lead Director's responsibilities: (i) reviewing with the Chairman and CEO items of importance for consideration by the Board; (ii) consulting and meeting with any or all of the independent directors and representing such directors in discussions with management of Colliers on corporate governance issues and other matters; (iii) recommending, where necessary, the holding of special meetings of the Board; (iv) promoting best practices and high standards of corporate governance; and (v) assisting in the process of conducting director evaluations.

Chairman

As Chairman of the Board, Mr. Hennick provides leadership to directors in discharging their mandate, including by leading, managing and organizing the Board consistent with the approach to corporate governance adopted by the Board from time to time, promoting cohesiveness among the directors and being satisfied that the responsibilities of the Board and its committees are well understood by the directors. The Chairman of the Board is responsible for taking all reasonable measures to ensure that the Board fully executes its responsibilities. The Board has adopted a formal position description for the Chairman of the Board, which position description provides, among other things, that the Chairman will: (i) ensure that all business required to come before the Board is brought before the Board such that the Board is able to carry out all of its duties to manage or supervise the management of the business and affairs of Colliers; (ii) arrange for an appropriate information package to be provided on a timely basis to each director in advance of a Board meeting and monitoring the adequacy of materials provided to the directors in connection with the Board's' deliberations; (iii) ensure the Board has the opportunity, at each regularly scheduled meeting, to meet separately without non-independent directors and management personnel present; and (iv) in conjunction with the relevant committee of the Board (and its Chair), review and assess the directors' meeting attendance records and the effectiveness and performance of the Board, its committees (and their Chairs) and individual directors. The position description for the Chairman also provides that, in the event the Chairman is not independent, the Board appoint an independent Vice Chairman and Lead Director to carry out the responsibilities set out in the position description of the Vice Chairman and Lead Director.

Board Mandate

The Board has adopted a written Board mandate, which mandate provides that the Board is responsible for the stewardship of Colliers and requires the Board to oversee the conduct of the business and affairs of Colliers (both directly and through committees) and approve Colliers' goals, objectives and strategies. The Board is also responsible for overseeing the implementation of appropriate risk assessment systems to identify and manage principal risks of Colliers' business. The Board mandate is annexed hereto as Appendix A and can also be viewed on Colliers' website (www.colliers.com). The Board mandate further provides that all members of the Board have suitable experience, characteristics/traits and skills given the nature of Colliers and its businesses, and directors are expected to commit the time and resources necessary to properly carry out their duties. Members of the Board are also required to carry out their responsibilities objectively, honestly and in good faith with a view to the best interests of Colliers and are expected to conduct themselves according to the highest standards of personal and professional integrity. If an actual or potential conflict of interest arises, a director must promptly inform the Chairman or Vice Chairman and Lead Director and refrain from voting or participating in discussion of the matter in respect of which he has an actual or potential conflict of interest. If it is determined that a significant conflict of interest exists and cannot be resolved, the director is expected to resign.

The Board mandate also provides that the Board meet in accordance with a schedule established each year by the Board, and at such other times as the Board may determine. Meeting agendas are developed in consultation with the Chairman or Vice Chairman and Lead Director. Board members may propose agenda items though communication with the Chairman or Vice Chairman and Lead Director. The Chairman is responsible for ensuring that a suitably comprehensive information package is sent to each director in advance of each meeting. Independent directors are required to have the opportunity to meet at appropriate times without management present at all meetings of the Board. The Vice Chairman and Lead Director is responsible for presiding over meetings of the independent directors.

The Board mandate further provides that the Board is responsible for the following specific matters: reviewing and approving management's strategic plans; reviewing and approving Colliers' financial objectives, business plans and budgets; monitoring corporate performance against the strategic plans and budgets; management succession planning; assessing its own effectiveness in fulfilling its responsibilities, including monitoring the effectiveness of individual directors; ensuring the integrity of Colliers' internal control system and management information systems; developing Colliers' approach to corporate governance; and satisfying itself that appropriate policies and procedures are in place regarding public disclosure and restricted trading by insiders.

Board Diversity

Three (or 30.0%) of the ten members of the Board are women, and two (or 20.0%) of the ten members of the Board are visible minorities. Colliers has not adopted a written policy relating to the identification and nomination of women and visible minority directors, but has adopted an informal target that not less than 30.0% of the members of the Board going forward shall be women. While Colliers, through the Governance Committee, considers the level of representation of women and visible minorities on its Board in identifying and nominating candidates for election or re-election to the Board, the primary emphasis has been placed on potential director nominee candidates who generally possess the necessary competencies, independence, expertise, skills, background and personal qualities, irrespective of gender or ethnicity, to represent the best interests of shareholders as a potential director of Colliers. The Governance Committee will continue to consider the level of representation of women and visible minorities on the Board in identifying and nominating candidates for election or re-election to the Board (with reference to the target percentage referred to above in the case of women), in the context of other factors as outlined above, and may adjust the emphasis on these factors from time-to-time, though core values such as integrity, sound judgment, knowledge, skill, experience and diversity will remain fundamental to the selection and screening process to be followed.

Executive Composition

While Colliers considers the level of representation of women in executive officer positions when making executive officer appointments, it has not adopted a target regarding women in executive officer positions, but rather generally seeks appropriate executive officer candidates who possess the necessary competencies, expertise skills, and fit with employees, clients, and other stakeholders, for the position to be filled, irrespective of gender. Approximately 32% of the leaders, managers and executive officers of Colliers, including all of its major subsidiaries, are women.

People Development and Succession Planning

There is a process of annual leadership review and evaluation at each of Colliers' regional operations, and a list of successors is maintained, refreshed and reviewed by the Board annually. A similar process is followed with respect to Colliers' executive leadership. There is also a development plan to ensure leadership successors are prepared for their future role.

Board Equity Ownership Policy

The Board approved a board equity ownership policy which provides that each member of the Board is required to achieve and maintain, at all times during the period that he or she is a director of Colliers, minimum ownership of shares of Colliers having a value of at least US$100,000. Newly elected or appointed directors of Colliers are permitted two years within which to attain the foregoing minimum ownership amount. As of the Record Date, all existing directors that have served for a period in excess of two years comply with this policy. In addition, all current directors of Colliers, other than newly elected or appointed directors subject to the two year period noted above, own securities of Colliers as of the date hereof having a value of at least three times the amount of the cash retainer paid to non-employee directors. See the biographies, and the footnotes thereto, of each director nominee set out under "Business of the Meeting – Election of Directors".

Board and Committee Process

In addition to having a Board comprised of a majority of independent directors, Colliers has adopted a variety of structures to allow for the independence of the Board from Management. Those structures include the appointment of Peter F. Cohen, an independent director, as Vice Chairman and Lead Director with a mandate to facilitate the functioning of the Board independently of Management and provide independent leadership to the Board, the practice of having the independent members of the Board or its committees meet as a group (with no members of Management, including the CEO, present) regularly at every Board meeting (four of such meetings occurred during 2022) and committee meeting, and members of the Board and its committees having the opportunity to initiate discussions with senior Management without the CEO present so that they may freely discuss any concerns they may have, and the ongoing monitoring of the relationship between the Board and its committees and Management by the Governance Committee, which is composed entirely of independent directors. The Board believes that it and its committees have functioned, and continue to function, independently of Management.

Colliers' CEO reports formally to the Board, and, where appropriate, to its committees, as well as less formally through discussions with members of the Board and its committees, to advise the Board and its committees on a timely basis of courses of action that are being considered by Management and are being followed. The Board exercises its responsibility for oversight through the approval of all significant decisions and initiatives affecting Colliers. The Board is satisfied that Colliers' CEO has reported to, and sought the consent of, the Board where necessary and appropriate. The Board has developed a formal position description for the CEO, which position description provides that the CEO has the primary responsibility for the management of the business and affairs of Colliers. As such, the CEO establishes the strategic and operational orientation of Colliers and, in so doing, provides leadership and vision for the effective overall management, profitability, increase in shareholder value and growth of Colliers and for conformity with policies agreed upon by the Board. The CEO is directly accountable to the Board for all activities of Colliers. The Board has not approved formal corporate objectives which the CEO is responsible for achieving; however, the Board and the CEO engage in regular dialogue regarding the performance of the senior management team, including the CEO, in achieving Colliers' strategic objectives as determined by Management and the Board.

Management, working with the Board and the Governance Committee, provides an orientation program for new directors and a continuing education program for all directors to familiarize and update them with respect to Colliers and its businesses. Prior to agreeing to join the Board, new directors are given a clear indication of the workload and time commitment required. The Chairman of the Board ensures the orientation program is carried out as directed by the Governance Committee. New directors to Colliers have generally been executives with extensive business experience or individuals with other skills and experience that has been determined to benefit Colliers. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning Colliers and visits to certain of Colliers' businesses and offices. On a periodic basis, management of Colliers and its regions provide presentations for the Board to ensure that directors are fully informed of Colliers operations, major business and regional trends and industry practices, and directors are free to contact the CEO, the Chief Financial Officer and other members of Management at any time to discuss any aspect of Colliers' businesses.

The Board, either directly or through Board committees, is responsible for overseeing the business and affairs of Colliers and for approving the overall direction of Colliers, in a manner which is in the best interests of Colliers and its shareholders. At least four regular meetings and, if required, strategy meetings of the Board are scheduled each year at which the directors review in detail the financial statements, operating reports, forecasts, future prospects, budgets and reports from the committees of the Board and from Management. The frequency of meetings as well as the nature of agenda items changes depending upon the state of Colliers' affairs and in light of opportunities or issues that Colliers may face. There were four Board meetings held during 2022. The meeting agenda is circulated in advance to all directors, meetings are scheduled well in advance and a core agenda of items, together with a book of materials, is circulated prior to each meeting.

Certain directors and executive officers of Colliers are engaged in and will continue to engage in activities outside Colliers, and as a result, certain directors and executive officers of Colliers may become subject to conflicts of interest. The OBCA provides that in the event that a director or executive officer has an interest in a contract or proposed contract or agreement, the director or executive officer shall disclose his or her interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided under the OBCA. In addition, the Board mandate provides that if an actual or potential conflict of interest arises, a director must promptly inform the Chairman or Vice Chairman and Lead Director and refrain from voting or participating in discussion of the matter in respect of which he has an actual or potential conflict of interest. If it is determined that a significant conflict of interest exists and cannot be resolved, the director is expected to resign. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the OBCA and the Board mandate.

During 2022, none of the proposed nominees for election to the Board at the Meeting have served together as directors on the boards of other companies or as trustees for other business entities. Please see the biographies under "Business of the Meeting – Election of Directors" for the name of each publicly traded issuer's board (other than Colliers') on which the nominees for election to the Board at the Meeting are currently, or were during the past five years, members.

Proportionate Representation

Colliers is controlled by Jay S. Hennick who, directly or indirectly, owns, controls or directs 11.6% of the total outstanding number of Subordinate Voting Shares and 100.0% of the total outstanding number of Multiple Voting Shares (14.4% of total outstanding number of Common Shares; 45.9% of total votes of all Common Shares). 85.6% of the outstanding Common Shares and 54.1% of the votes of all Common Shares are held by shareholders other than Mr. Hennick. Nine of the current ten directors, or 90.0% of the total number of current directors are independent directors and are, therefore, free from any relationships with Mr. Hennick. The Board believes that the membership on the Board of these directors fairly reflects the investment in Colliers by shareholders other than Mr. Hennick.

Board Committees

The Board has three standing committees: the Audit & Risk Committee, the Executive Compensation Committee (the "Compensation Committee") and the Governance Committee. The roles of these committees are outlined below. Each committee reviews and assesses its mandate at least annually and has the authority to retain special legal, accounting or other advisors, and may also seek the advice of Colliers' Vice President, Legal Counsel and Corporate Secretary. From time to time ad hoc committees of the Board may be appointed. As the Board has plenary power, any responsibility which is not delegated to Management or a Board committee remains with the Board. The Board has not developed a formal position description for the Chair of any standing committee. However, the Board has developed a committee mandate for each standing committee which is sufficiently detailed and contains appropriate information to delineate the role and responsibilities of the applicable committee, and thereby the Chair of the applicable committee. The standing committee mandates are published on Colliers' website (www.colliers.com). The Board delineates the role and responsibilities of the Chair of the Audit & Risk Committee, the Compensation Committee and the Governance Committee by tasking the Chair of the applicable committee with taking all reasonable measures to ensure that the applicable committee executes and fulfills its responsibilities under the applicable committee mandate and assumes each of the responsibilities specifically given to a Chair of a committee under the applicable committee mandate.

Audit & Risk Committee

The Audit & Risk Committee is comprised of four members who are each independent and financially literate as required by Multilateral Instrument 52-110 – Audit & Risk Committees (the "Audit Committee Rule"). The members of the Audit & Risk Committee are Peter F. Cohen, John (Jack) P. Curtin, Jr., Katherine M. Lee and L. Frederick Sutherland (Chair). The Audit & Risk Committee is appointed by, and assists, the Board in fulfilling its oversight responsibilities in the following principal areas: (i) accounting policies and practices; (ii) the financial reporting process; (iii) financial statements provided by Colliers to the public; (iv) risk identification, management and processes, including systems of internal accounting and financial controls, internal systems reviews and remediation and information technology and cyber-security risks and controls; (v) reviewing Colliers' insurance policies and consideration of the extent of any uninsured exposure and the adequacy of coverage; (vi) appointing, overseeing and evaluating the work and independence of the external auditors and overseeing and evaluating the work of Colliers' internal audit personnel (including by way of regular interaction and review at all committee meetings and periodic meetings with Colliers’ Director of Internal Audit at in camera sessions); (vii) compliance with applicable legal and regulatory requirements; (viii) review of contractual arrangements involving related parties, conflicts of interest or material risks (other than employment related contracts); and (ix) overseeing and evaluating compliance with Colliers' Code of Ethics and Conduct, Financial Management Code of Ethics and Conduct, Ethics Hotline Policy and other company policies involving ethics and/or conflicts of interest. The Audit & Risk Committee has the resources and the authority to discharge its responsibilities, including the authority to engage, at the expense of Colliers, outside consultants, independent legal counsel and other advisors as it determines necessary to carry out its duties, without seeking approval of the Board or Management. The Audit & Risk Committee also has the authority to conduct any investigation necessary and appropriate to fulfilling its responsibilities, and has direct access and authority to communicate directly with the external auditors, legal counsel and officers and employees of Colliers. The Audit & Risk Committee meets at least four times annually, or more frequently as circumstances dictate. There were six meetings of the Audit & Risk Committee held during the year ended December 31, 2022.

The Audit & Risk Committee reviews the annual and interim financial statements intended for circulation among shareholders and reports upon these to the Board prior to their approval by the full Board. The Audit & Risk Committee is also responsible for reviewing the integrity of Colliers' financial reporting process, both internal and external, and any major issues as to the adequacy of the internal controls and any special audit procedures adopted in light of any material control deficiencies. The Audit & Risk Committee communicates directly with Colliers' external auditors in order to discuss audit and related matters whenever appropriate. In addition, the Board may refer to the Audit & Risk Committee such matters and questions relating to the financial position and operations of Colliers and its subsidiaries. All reports made to Colliers' ethics hotline are reviewed by the Chair of the Audit & Risk Committee and then by the entire Audit & Risk Committee at its next meeting. The Board has adopted an Audit & Risk Committee mandate, a copy of which is annexed to the annual information form (the "AIF") of Colliers for the year ended December 31, 2022 and is also published on Colliers' website (www.colliers.com). The education and related experience of each of the members of the Audit & Risk Committee that is relevant to the performance by such members of their responsibilities on such committee is described in the AIF under the heading "Audit & Risk Committee". A copy of the AIF is available on SEDAR at www.sedar.com.

The SEC requires that each member of a company's audit committee be independent. All of the members of the Audit & Risk Committee are "independent", as that term is defined by the SEC. The SEC further requires a company, like Colliers, that files reports under the United States Securities Exchange Act of 1934, as amended, to disclose annually whether its Board has determined that there is at least one "audit committee financial expert" on its audit committee, and if so, the name of the audit committee financial expert. Two Audit Committee members, Messrs. Cohen and Sutherland, have been determined by the Board to be an "audit committee financial expert" as that term is defined by the SEC.

The Audit & Risk Committee mandate provides that the Audit & Risk Committee must pre-approve all audit engagements and the provision by the external auditors of all non-audit services, including fees and terms for all audit and non-audit engagements. The Audit & Risk Committee may delegate the responsibility to pre-approve non-audit services to one of its members and any such delegated pre-approvals must be presented to the Audit & Risk Committee at its next scheduled meeting. The Audit & Risk Committee has delegated to the Chair of the Audit & Risk Committee, who is independent, the authority to act on behalf of the Audit & Risk Committee with respect to the pre- approval of all audit and permitted non-audit services provided by the external auditors from time to time. Any approvals by the Chair are reported to the full Audit & Risk Committee at its next meeting. The Audit & Risk Committee mandate further provides that the Audit & Risk Committee consider, assess and report to the Board with regard to the independence and performance of the external auditors. The Audit & Risk Committee has adopted a pre-approval policy pursuant to which Colliers may not engage Colliers' external auditor to carry out certain non-audit services that are deemed inconsistent with the independence of auditors under applicable U.S. and Canadian laws.

The Audit & Risk Committee is also responsible for reviewing hiring policies for current and former partners or employees of the external auditors.

The Audit & Risk Committee mandate also provides, and the general practice at Colliers is, that the Audit & Risk Committee will review and approve all material transactions and contracts entered into by Colliers with any insider or related party of Colliers, other than director, officer or employee compensation which is approved by the Compensation Committee. Material transactions and agreements related to compensation matters are generally reviewed and approved by the Compensation Committee. Otherwise, from time to time ad hoc committees of the Board may be appointed. In practice, and as is customary or appropriate, the Board will establish "special" or "independent" ad hoc committees of the Board as needed from time to time to review, pass upon or deal with material matters (including considering transactions and agreements in respect of which a director or executive officer has or may have a material interest), and the committee members of any such ad hoc committee are selected and appointed based on their independence from management as well as their independence from the matter at hand which has required the establishment of such ad hoc committee.

The Board and the Audit & Risk Committee have established procedures (which procedures are subject to monitoring by the Audit & Risk Committee) for the receipt, retention and treatment of complaints or concerns received by Colliers regarding accounting, internal accounting controls or auditing matters, including the anonymous submission by employees of concerns respecting accounting or auditing matters. Please refer to the Financial Management Code of Ethics and Conduct published on Colliers' website (www.colliers.com). Additional information regarding the Audit & Risk Committee has been included in the AIF in accordance with the Audit Committee Rule.

Compensation Committee

The Compensation Committee is comprised of three members, all of whom are independent directors within the meaning of the Corporate Governance Rules. The members of the Compensation Committee are John (Jack) P. Curtin, Jr. (Chair), Katherine M. Lee and Benjamin Stein. The Compensation Committee, among other things, reviews and approves the compensation of the CEO and provides input to the CEO in terms of the compensation for the other executive officers of Colliers. The Compensation Committee also reviews the compensation of the directors of Colliers and any compensation programs applicable to senior management of Colliers, such as the stock option plan. In the case of grants of options under Colliers' stock option plan, all proposed option grants are submitted to Compensation Committee for review and a recommendation is made to the full Board. The Board has adopted a Compensation Committee mandate, a copy of which is published on Colliers' website (www.colliers.com).

Governance Committee

The Governance Committee is comprised of Stephen J. Harper (Chair), Christopher Galvin, Jane Gavan and Poonam Puri, each of whom is an independent director within the meaning of the Corporate Governance Rules. The Board has adopted a Governance Committee mandate, a copy of which is published on Colliers' website (www.colliers.com). The Governance Committee, among other things, is responsible for identifying and recommending to the Board appropriate director nominee candidates. In addition, the Governance Committee is responsible for advising the Board with respect to the Board's composition, procedures and committees and developing, recommending and monitoring Colliers' corporate governance and other policies, assisting the Board and the committees in their annual review of their performance and their charters, reviewing and making recommendations to the Board with respect to the compensation of directors, succession plans and undertaking such other initiatives that may be necessary or desirable to enable the Board to provide effective corporate governance. The Governance Committee conducts annual surveys of the Board's effectiveness and, periodically, a peer review of the individual members of the Board.

The Governance Committee is mandated to assess at least annually the optimum Board size and beneficial skill sets and makes recommendations to the Board on any changes. The number of directors proposed for election to the Board at the Meeting is ten. The Board considers that the appropriate number of directors for Colliers is approximately seven to ten. The Governance Committee and the Board have considered the matter of Board size and the skill sets of the current and nominee directors and are of the view that the proposed Board membership has the necessary breadth and diversity of experience and is of an adequate size to provide for effective decision- making and staffing of Board committees.

The Governance Committee is responsible for determining the appropriate criteria for selecting and assessing potential directors and selects candidates for nomination to the Board accordingly. At such time as it is determined that a new director is desirable, the Governance Committee will engage in various activities to ensure an effective process for selecting candidates for nomination, including developing criteria for the selection of a new director, developing and maintaining a director skills matrix (identifying the desired competencies, independence, expertise, skills, background and personal qualities that are being sought in potential candidates), identifying and recommending individuals qualified and suitable to become directors, the Chairman, the Vice Chairman and Lead Director and/or other directors will meet with potential new candidates prior to nomination to discuss the time commitments and performance expectations of the position and formal approval will be sought and obtained from the Board in respect of candidates for nomination.

Board Evaluation and Peer Review

An evaluation of the Board, as a whole, was conducted by the Chair of the Governance Committee in respect of 2022 in which each Board member was contacted by the Chair of the Governance Committee to complete a customized written questionnaire. Responses were reviewed by the Chair of the Governance Committee with the Governance Committee and then reported to the full Board. The Chair of the Governance Committee has discussed the results with each of the directors, as appropriate, and engaged in a full and frank discussion on any and all issues which any Board member wished to raise, including how the directors, both individually and collectively, could operate more effectively. As necessary, matters requiring follow-up have been identified, action plans have been developed and there will be ongoing monitoring by the Chair of the Governance Committee to ensure satisfactory results. An evaluation is expected to occur annually, either by telephone or by having Board members complete a detailed customized questionnaire.

In addition, the Chair of the Governance Committee meets with the individual members of the Board on an ongoing basis to discuss the individual's contribution to the Board. A formal peer review of the individual members of the Board is expected to occur every few years. Whether a peer review is completed formally or informally, each director is encouraged to view any feedback as constructive advice to enhance both their individual contribution and overall Board effectiveness.

Attendance

The following table sets forth the record of attendance of the members of the Board (either in person or by phone) at meetings of the Board and its standing committees and the number of meetings of the Board and such committees held during 2022.

Director	Board 4 Meetings		Board Standing Committees								Overall Attendance
			Audit & Risk 6 Meetings		Compensation 2 Meetings		Governance 1 Meeting		Overall Committee Attendance
	No.	%	No.	%	No.	%	No.	%	No.	%	No.	%
Peter F. Cohen	4 of 4 (Vice Chair and Lead Director)	100	5 of 6	83	–	–	–	–	5 of 6	83	9 of 10	90
John (Jack) P. Curtin, Jr.	4 of 4	100	6 of 6	100	2 of 2 (Chair)	100	–	–	8 of 8	100	12 of 12	100
Christopher Galvin	4 of 4	100	–	–	–	–	1 of 1	–	1 of 1	100	5 of 5	100
Jane Gavan	4 of 4	100	–	–	–	–	1 of 1	100	1 of 1	100	5 of 5	100
Stephen J. Harper	3 of 4	75	–	–	–	–	1 of 1 (Chair)	100	1 of 1	100	4 of 5	80
Jay S. Hennick	4 of 4 (Chair)	100	–	–	–	–	–	–	–	–	4 of 4	100
Katherine M. Lee	4 of 4	100	6 of 6	100	2 of 2	100	–	–	8 of 8	100	12 of 12	100
Poonam Puri	4 of 4	100	-	-	-	-	1 of 1	100	1 of 1	100	5 of 5	100
Benjamin F. Stein	4 of 4	100	–	–	2 of 2	100	-	-	2 of 2	100	6 of 6	100
L. Frederick Sutherland	4 of 4	100	6 of 6 (Chair)	100	–	–	–	–	6 of 6	100	10 of 10	100

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis section of this Circular sets out the objectives of Colliers' executive compensation arrangements, Colliers' executive compensation philosophy and the application of this philosophy to Colliers' executive compensation arrangements. It also provides an analysis of the compensation design, and the decisions that the Compensation Committee made in 2022 with respect to the Named Executive Officers. When determining the compensation arrangements for the Named Executive Officers, the Compensation Committee considers the objectives of: (i) retaining an executive critical to the success of Colliers and its subsidiaries and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and shareholders of Colliers; and (iv) rewarding performance, both on an individual basis and with respect to the business in general.

The Board and the Compensation Committee have considered the implications of the risks associated with Colliers' compensation policies and practices. In this regard, the Compensation Committee specifically considered various pertinent and relevant elements where compensation and risk may be related in relation to the current compensation policies and practices for senior executives of Colliers (such as pay philosophy, the mix of fixed versus variable, performance-based compensation, the mix of short versus long term compensation, share ownership requirements and trading policies, reimbursement policies and the level of severance in any contractual arrangements). As further described hereunder, the components of compensation are fairly straightforward and include base salary, an annual performance-based bonus plan and (for those Named Executive Officers other than the CEO) long-term incentive (stock options). Where any risks were identified, the Board and the Compensation Committee have determined that processes and controls are in place to mitigate such risks and, overall, such risks were not significant and not reasonably likely to have a material adverse effect on Colliers. The risks and uncertainties that are likely to have a material adverse effect on Colliers are disclosed in the AIF. No such risks relate to Colliers' compensation policies and practices.

The Board has adopted a policy relating to the trading in securities of Colliers by directors, senior executives, employees and other insiders of Colliers and its subsidiaries (the "Trading Policy"). Among other things, the following are prohibited by the Trading Policy: (i) short sales of Colliers securities; (ii) transactions in puts, calls or other derivative securities, on an exchange or in any other organized market; (iii) hedging or monetization transactions that allow an individual to continue to own the covered securities, but without the full risks and rewards of ownership; and (iv) the resale of securities of Colliers purchased in the open market prior to the expiration of three months from the purchase date. Consequently, the foregoing prohibitions in the Trading Policy do not permit a Named Executive Officer or director to purchase financial instruments that are designed to hedge or offset a decrease in market value of Colliers' equity securities granted as compensation or held, directly or indirectly, by a Named Executive Officer or director.

Role of the Compensation Committee

Katherine M. Lee, Benjamin Stein and John (Jack) P. Curtin, Jr., (Chair), serve as members of the Compensation Committee. None of these individuals was an officer, employee or former officer or employee of Colliers or any of its subsidiaries during 2022. The mandate of the Compensation Committee requires that the Compensation Committee be comprised of three or more members of the Board each of whom is, in the business judgment of the Board, independent under the rules of the TSX and NASDAQ. See "Statement of Corporate Governance Practices – Board Committees – Compensation Committee" for additional information on the Compensation Committee. Under the Compensation Committee's mandate, the Compensation Committee is responsible for, among other things: (a) in consultation with senior management, establishing Colliers' general compensation philosophy, and overseeing the development and implementation of compensation programs; (b) reviewing and approving the compensation of the CEO; (c) reviewing compensation programs applicable to the senior management of Colliers on an ongoing basis (including with respect to the continued suitability and appropriateness of such programs); and (d) making recommendations to the Board with respect to Colliers' incentive compensation plans and equity-based plans, the activities of the individuals and committees responsible for administering these plans, and discharging any responsibilities imposed on the Compensation Committee by any of these plans.

During 2022, the Compensation Committee addressed a number of items, including considering and/or approving and/or making recommendations in respect of all option grants to officers, employees and directors of Colliers or subsidiaries of Colliers; and determining, for the purposes of the Colliers annual performance bonus plan, 2022 adjusted earnings per share.

Independent Compensation Consultants

Under its mandate, the Compensation Committee has the sole authority to select, retain and terminate a compensation consultant and to approve the consultant's fees and other retention terms. The Compensation Committee is also entitled to the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. No fees were paid to any compensation consultants by Colliers with respect to the compensation of Named Executive Officers during the financial years ended December 31, 2022, 2021 and 2020.

Benchmarking

The Compensation Committee may consider many factors when designing and establishing executive compensation arrangements for the CEO and reviewing and making recommendations for such arrangements for the other executive officers of Colliers. From time to time, a benchmarking analysis may be conducted by the Compensation Committee to ensure that the executive compensation arrangements for the CEO, CFO and other executive officers remains appropriate and competitive. When a benchmarking analysis is conducted, Colliers typically does not position executive pay to reflect a single percentile within the peer group for each executive. Rather, in determining the compensation level for each executive, the Compensation Committee (for the CEO) or the CEO (for the CFO and other Named Executive Officers) may look at factors such as the relative complexity of the executive's role within the organization, the executive's performance and potential for future advancement, the compensation paid by Colliers' peer group and other companies identified by relevant market survey data, and pay equity considerations.

The Compensation Committee has identified the following as comparators for CEO salary benchmarking purposes: CBRE Group, Inc., Jones Lang LaSalle Incorporated, Savills plc, Cushman & Wakefield PLC, Newmark Group Inc., Brookfield Asset Management Ltd., Hamilton Lane Advisors LLC and Blue Owl Capital Inc. Such peer group includes members that operates in industries similar to that of Colliers and that are in certain cases of a similar size with respect to revenue and enterprise value.

With respect to executive officers other than the CEO, appropriate comparators are determined on a case-by-case basis, with a view to ensuing the most appropriate comparators are used for the applicable executive.

While benchmarks represent useful guidelines, discretion may be used in setting individual executive pay so that it appropriately reflects the value and contributions of each executive, as well as the executive's leadership, commitment to Colliers' values and potential for advancement.

Authority to Approve Compensation

In general, the Compensation Committee (with the assistance and advice of a consultant, if applicable) reviews and discusses matters involving the CEO's compensation. After this review, the Compensation Committee prepares a recommendation for the Board to review and discuss. The independent members of the Board have the sole authority to approve compensation decisions made with respect to the CEO.

With respect to Colliers' other senior management and employees, it is the CEO who develops the pay strategies and recommendations, which the Compensation Committee then reviews and discusses. However, the authority to approve those strategies and recommendations resides with different parties according to the employee's level. For senior management, decisions must be approved by the CEO, subject to the Compensation Committee's overall review. For employees below the level of senior management, the CEO and his designees have the authority to approve pay actions. However, the Compensation Committee is responsible for approving certain actions related to other aspects of these employee's compensation, such as any grant of options.

Elements of Compensation

The compensation paid to the Named Executive Officers in any year consists of three primary components:

(a)	base salary;

(b)	an annual performance-based bonus plan; and

(c)	other than Mr. Hennick, who is not entitled to participate in Colliers' stock option plan, a long-term incentive in the form of stock options granted under the Option Plan.

Colliers believes that making a significant portion of the Named Executive Officers' compensation both variable/performance-based and long-term supports Colliers' executive compensation philosophy, as these forms of compensation primarily depend on performance metrics that are fundamentally aligned with the best-interests of Colliers' shareholders. At the same time, Colliers utilizes stock option based compensation to allow those most accountable for Colliers' long-term success to acquire and hold shares of Colliers. The key features of the three primary components of compensation are described below.

Base Salary

Base salary recognizes the value of an individual to Colliers or a subsidiary based on his or her role, skill, performance, contributions, leadership and potential. It is critical in attracting and retaining executive talent in the markets in which Colliers or a subsidiary competes for talent. Base salaries for the Named Executive Officers are reviewed annually (for the CEO, by the Compensation Committee, for the other executive officers of Colliers, by the CEO).

For the CEO, the base fee is determined in accordance with the management services agreement (the "Management Services Agreement") between Colliers, Jay S. Hennick and Jayset Management CIG Inc. ("Jayset"), a corporation controlled by Mr. Hennick, and is subject to increase annually in an amount in the discretion of the Board or the Compensation Committee, with any such annual increase to be, absent the consent of Jayset, not less than 5% of the then current base fee. See "Management Contract" below.

Annual Performance-Based Bonus Plan

Colliers has an annual performance-based bonus plan pursuant to which an annual cash performance bonus is awarded to Colliers management and employees based entirely on percentage growth in adjusted earnings per share ("AEPS") over the prior year. For further information regarding the calculation of AEPS and reconciliation thereof against diluted net income per share under generally accepted accounting principles, see the Management’s Discussion & Analysis issued in connection the financial statements of Colliers as at and for the year ended December 31, 2022, available on SEDAR at www.sedar.com. In the event that no such year-over-year growth in AEPS occurs in a given year, no amounts would be payable pursuant to this annual performance-based bonus plan. Annual performance bonuses are paid as a percentage of base salary, which percentage increases the larger the percentage growth in adjusted earnings per share is for the year in question. Colliers believes that using annual AEPS growth as the sole metric in determining payments to Named Executive Officers pursuant to this annual performance-based bonus plan best aligns the interests of participants in this plan with those of Colliers shareholders, and is best suited to holding these individuals accountable for Colliers' overall operating performance. Furthermore, this annual performance-based bonus plan results in a significant proportion of the Named Executive Officers' total compensation being wholly dependent on the operating performance of the Company, and only accordingly only rewards such individuals when the Company as a whole is performing well.

In determining the percentage growth, the impact on earnings per share of any disposition of material investments or assets are excluded. This establishes a direct link between executive compensation and Colliers' regular operating performance. In addition, for purposes of the calculation of year-over-year AEPS growth for compensation purposes in 2021 and 2022, the following amounts were also excluded: (a) the additional weighted average number of shares issued in connection with the settlement of Mr. Hennick’s previous long-term incentive arrangement in April 2021; (b) incremental interest paid by Colliers associated with the cash payment made in connection with the settlement of such long-term incentive arrangement, net of applicable taxes; and (c) government subsidies received by Colliers in 2020 and 2021, net of applicable taxes and non- controlling interest. For the CEO, the formula to be used for determining the amount of the annual performance bonus is established in the Management Services Agreement (see "Management Contract" above) and, for 2022, the CEO was entitled to earn 15% of the aggregate base fee in 2022 as an annual bonus for that year for each 1% growth in AEPS in that year over the prior year. The remaining Named Executive Officers that are entitled to participate in the AEPS growth bonus plan earn an annual performance bonus calculated on a basis similar to that of the CEO, determined using a range of percentage of salary lower than that used in determining the CEO's annual bonus incentive. A summary of the bonuses paid to each of the Named Executive Officers and the applicable AEPS growth figures for each of the Named Executive Officers in 2020, 2021 and 2022 is set out below. See "Executive Compensation – Compensation of Named Executive Officers" below.

Year	Adjusted Earnings Per Share Growth vs. Prior Year	Named Executive Officer Annual Performance-Based Bonus Payments (US$)(1)					Total Annual Performance- Based Bonus Payments to Named Executive Officers (US$)
		Jay Hennick, Chairman and Chief Executive Officer	Christian Mayer, Chief Financial Officer	Elias Mulamoottil, Co-Chief Investment Officer	Zachary Michaud, Co- Chief Investment Officer	Christopher McLernon, Chief Executive Officer, Real Estate Services
2022	17%	3,845,250	492,865	492,865	492,865	480,656	5,804,501
2021	79%	13,376,396	1,611,442	1,518,168	1,440,819	N/A(2)	19,210,701
2020	-10%	Nil	Nil	Nil	Nil	N/A(2)	Nil

Note:

(1)                  Compensation amounts were paid in Canadian dollars (an average 2022 exchange rate of US$1.00 = C$1.30 has been used in the table above for the figures shown for 2022).

(2)                  In 2021 and 2022, Mr. McLernon served as the Chief Executive Officer, EMEA of Colliers, and did not participate in a bonus plan based on global AEPS growth. Mr. McLernon’s compensation in such years was calculated pursuant to certain contractually negotiated formulae and metrics based on the performance of Colliers’ EMEA business operations over such period. In 2022, the applicable bonus was pro rated to reflect only that period of the calendar year prior to July 1, 2022 when Mr. McLernon was appointed to his current role of Chief Executive Officer, Real Estate Services. The applicable bonus amounts paid in such years were $3,587,714 (2021) and $207,617 (2022).

The Compensation Committee may also recommend, and the Board may also approve, a non- annual discretionary bonus based on an individual or Colliers achieving certain designated objectives (other than adjusted earnings per share) and for superior or exceptional performance in relation to such objectives. No such discretionary bonuses were awarded to any of the Named Executive Officers in 2020, 2021 or 2022.

Stock Option Awards

Colliers provides long-term incentive to the Named Executive Officers (other than the CEO) in the form of stock options as part of its overall executive compensation strategy. For a description of the material terms of the Option Plan and option grants to Named Executive Officers, see "Incentive Award Plans of Colliers – Colliers Stock Option Plan" and "Named Executive Officer Outstanding Option-Based Awards" below. The Compensation Committee believes that stock option grants serve Colliers' executive compensation philosophy in several ways. It helps attract, retain and motivate talent. It aligns the interests of the Named Executive Officers with those of shareholders by linking a significant portion of the officer's total pay opportunity to share price. It also provides long-term accountability for Named Executive Officers.

In determining the long-term incentive component of the Named Executive Officers' compensation, the Compensation Committee will consider, among other factors, the recommendations of Management, Colliers' performance and relative shareholder return, the level of dilution to shareholders, the value of similar incentive awards to executive officers at comparable companies and awards given to the Named Executive Officers in past years.

Executive Benefit Plans and Other Elements of Compensation

All of the Named Executive Officers are eligible to participate in the benefit plans that are available to substantially all of the other employees of Colliers. These benefit programs include supplementary medical insurance, dental insurance, life insurance, long-term disability and long- term care plans. Colliers does not provide any additional perquisites or other benefits to the Named Executive Officers.

Furthermore, Colliers does not provide any post-retirement benefits to any of the Named Executive Officers.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed with senior management this Compensation Discussion and Analysis and, based on such review, has recommended to the Board that this Compensation Discussion and Analysis be included in this Circular.

Submitted by the Compensation Committee: Katherine M. Lee, Benjamin Stein and John (Jack) P. Curtin, Jr. (Chair).

Compensation of Named Executive Officers

The following table provides a summary of total compensation earned during each of the twelve month periods ended December 31, 2020, 2021 and 2022, respectively, by Colliers' Chief Executive Officer and Chief Financial Officer, each of the three other most highly compensated executive officers of Colliers who were serving as such as at December 31, 2022 and whose total compensation was, individually, more than C$150,000 (the "Other Executive Officers") and each other individual who would have been an Other Executive Officer but for the fact that such individual was neither serving as an executive officer, nor acting in a similar capacity, as at December 31, 2022 (collectively, the "Named Executive Officers") for services rendered in all capacities during such periods.

SUMMARY COMPENSATION TABLE
Name and Principal Position of Named Executive Officer	Twelve Months Ended Dec. 31	Salary (US$)(1)	Option- Based Awards (US$)(2)	Non-Equity Incentive Plan Compensation		All Other Compensation (US$)	Total Compensation (US$)(4)
				Annual Incentive Plans (Performance- Based Bonus Plan) (US$)(3)	Long-Term Incentive Plans (US$)
Jay S. Hennick(5), Chairman and Chief Executive Officer	2022 2021 2020	1,500,000 1,298,856 649,428	Nil Nil Nil	3,845,250 13,376,396 Nil	Nil Nil Nil	Nil Nil Nil	5,345,250 14,675,252 649,428
Christian Mayer,	2022	384,525	2,629,132	492,865	Nil	Nil	3,506,522
Chief Financial Officer	2021 2020	339,023 264,435	2,802,000 1,531,160	1,611,442 Nil	Nil Nil	Nil Nil	4,752,465 1,795,595
Elias	2022	384,525	2,629,132	492,865	Nil	Nil	3,506,522
Mulamoottil, Co-Chief Investment	2021 2020	319,399 268,901	2,802,000 1,297,560	1,518,168 Nil	Nil Nil	Nil Nil	4,639,567 1,566,461
Officer
Zachary	2022	384,525	2,629,132	492,865	Nil	Nil	3,506,522
Michaud, Co- Chief Investment	2021 2020	303,126 255,201	2,802,000 1,297,560	1,440,819 Nil	Nil Nil	Nil Nil	4,545,945 1,552,761
Officer
Christopher	2022	677,220	4,134,645	688,273	5,476,331(7)	Nil	10,976,469
McLernon(6), Chief Executive Officer, Real	2021 2020	652,107 570,207	Nil Nil	3,587,714 Nil	Nil Nil	Nil Nil	4,239,821 570,207
Estate Services

Notes:

(1)	In light of the expected impact of the COVID-19 pandemic on the operations of Colliers, Mr. Hennick received no base fee for the period from April 1, 2020 to September 30, 2020. Each of the remaining Named Executive Officers agreed to a 20% reduction in base salary during this same period.
(2)	The amounts reported represent the grant date fair value of stock option awards granted to each of the Named Executive Officers, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation. The assumptions used by Colliers in calculating these amounts are incorporated herein by reference to Note 21 to Colliers’ audited consolidated financial statements for the year ended December 31, 2022. For a description of the material terms of the stock option plan of Colliers and each option grant, see “Incentive Award Plans of Colliers – Colliers Stock Option Plan” and “Named Executive Officers Outstanding Option-Based Awards” below.
(3)	The only annual incentive plan of Colliers is Colliers’ annual performance-based bonus plan. Annual performance-based bonus awards are accrued following year end and finalized and paid once reviewed and approved by the Compensation Committee, the Board, or the CEO, as applicable.
(4)	Compensation amounts were paid in Canadian dollars (an average 2022 exchange rate of US$1.00 = C$1.30 has been used in the table above for the figures shown for 2022). However, certain components of the compensation for Mr. McLernon for each of 2020, 2021 and until his appointment as Chief Executive Officer, Real Estate Services in July 2022, were calculated in Euros and have been converted to United States dollars in the table above using the applicable annual rate of exchange in the year they were paid.
(5)	The compensation indicated for Mr. Hennick was payable to Jayset pursuant to the Management Services Agreement (see “Management Contract” below), or the predecessor version thereof. Mr. Hennick received no compensation in connection with being a member of the Board.

(6)	Mr. McLernon was appointed to the role of Chief Executive Officer, Real Estate Services in July 2022. Prior to this appointment, Mr. McLernon served as Chief Executive Officer, EMEA of Colliers.
(7)	In his previous role as Chief Executive Officer, EMEA, Mr. McLernon participated in a long term incentive plan that provided for certain cash payments based on the performance of Colliers’ EMEA business over a multi-year period. The 2022 amount shown here relates to such long term incentive plan.

In 2022, the total cost of the compensation of all of the Named Executive Officers represented 4.3% of Colliers' adjusted earnings before interest, taxes, depreciation and amortization.

Named Executive Officers Outstanding Option-Based Awards

The table below reflects all option-based awards for each Named Executive Officer outstanding as at December 31, 2022. Colliers does not have any other equity incentive plan other than its stock option plan.

NAMED EXECUTIVE OFFICERS OPTION–BASED AWARDS OUTSTANDING AS AT DECEMBER 31, 2022(3)
Name of Named Executive Officer	Number of Securities Underlying Unexercised Options(1)	Option Exercise Price (US$/Security)	Option Expiration Date(2)	Value of Unexercised In-the-Money Options (US$)(4)
	70,000	93.18	December 6, 2027	Nil
	60,000	138.12	December 7, 2026	Nil
	44,000	88.90	December 10, 2025	138,160
Christian Mayer	10,000	87.54	February 14, 2025	45,000
	30,000	74.71	December 11, 2024	519,900
	30,000	68.65	February 15, 2024	701,700
	25,000	67.30	February 16, 2023	618,500
	70,000	93.18	December 6, 2027	Nil
	60,000	138.12	December 7, 2026	Nil
Elias Mulamoottil	44,000 40,000	88.90 74.71	December 10, 2025 December 11, 2024	138,160 693,200
	40,000	68.65	February 15, 2024	935,600
	40,000	67.30	February 16, 2023	989,600
	70,000	93.18	December 6, 2027	NIL
	60,000	138.12	December 7, 2026	Nil
Zachary Michaud	44,000 40,000	88.90 74.71	December 10, 2025 December 11, 2024	138,160 693,200
	40,000	68.65	February 15, 2024	935,600
	30,000	67.30	February 16, 2023	742,200
	70,000	93.18	December 6, 2027	Nil
Christopher McLernon	35,000	111.96	September 20, 2027	Nil
	20,000	66.02	October 31, 2024	520,400

Notes:

(1)	Each option entitles the holder to purchase one Subordinate Voting Share.
(2)	The options vest 10% on the grant date, 15% on the first anniversary, 20% on the second anniversary, 25% on the third anniversary and 30% on the fourth anniversary of the grant date. The expiration date is the fifth anniversary of the grant date.
(3)	Under the terms of the Option Plan, the Chairman and CEO of Colliers, Jay S. Hennick, is not eligible to participate in the Option Plan or to receive grants of options thereunder. See "Executive Compensation – Management Contract".
(4)	Calculated using the closing price per Subordinate Voting Share on NASDAQ on December 30, 2022 of US$92.04 less the exercise price of the applicable stock options.

During the year ended December 31, 2022, the following Named Executive Officers exercised options of Colliers: (a) Christian Mayer, who exercised options for a total of 25,000 Subordinate Voting Shares at an exercise price of US$45.00; and (b) Elias Mulamoottil, who exercised options for a total of 40,000 Subordinate Voting Shares at an exercise price of US$45.00. As a result of the exercises noted here, the applicable Named Executive Officers achieved the notional gains noted in the following table:

STOCK OPTIONS – NOTIONAL GAINS ACHIEVED IN 2022
Named Executive Officer	No. of Options Exercised During 2022	Exercise Price of Options Exercised (US$)	Notional Gains Achieved in 2022 (US$)(1)
Christian Mayer	25,000	45.00	2,631,000
Elias Mulamoottil	40,000	45.00	4,238,000

Note:

(1)	Notional gains achieved is calculated using the closing price per Subordinate Voting Share on NASDAQ on the applicable exercise date less the exercise price of the applicable stock options. Notional gains achieved does not take into account whether or not the Named Executive Officer actually sold the Subordinate Voting Shares received upon exercise of any options.

Incentive Award Plans of Colliers

The following table provides information concerning the incentive award plans of Colliers with respect to each Named Executive Officer during the year ended December 31, 2022. The only incentive award plans of Colliers during such period were its stock option plan and an annual performance-based bonus plan. See "Annual Performance-Based Bonus Plan", "Stock Option Plan" and "Management Contract" below.

INCENTIVE AWARD PLANS – VALUE VESTED OR EARNED DURING THE YEAR ENDED DECEMBER 31, 2022(1)
Named Executive Officer	Option-Based Awards – Value Vested During 2022 (US$)(2)	Non-Equity Incentive Plan Compensation – Value Earned During 2022 (US$)
Christian Mayer	1,540,607	Nil
Elias Mulamoottil	2,061,552	Nil
Zachary Michaud	1,793,922	Nil
Christopher McLernon	139,600	Nil

Notes:

(1)	Under the terms of the Option Plan, the Chairman and CEO of Colliers, Jay S. Hennick, is not eligible to participate in the Option Plan or to receive grants of options thereunder. See "Executive Compensation – Management Contract". See "Incentive Award Plans of Colliers – Colliers Stock Option Plan".
(2)	Calculated using the closing price per Subordinate Voting Share on NASDAQ on the applicable vesting date less the exercise price of the applicable stock options.

Annual Performance-Based Bonus Plan

Colliers has an annual performance-based bonus plan pursuant to which an annual cash performance bonus is awarded to Management and employees based entirely on percentage growth in adjusted earnings per share over the prior year. If no such annual growth occurs in a given year (such as in 2020), no bonus amounts would be payable to the Named Executive Officers under this annual performance-based bonus plan. For a further discussion of this annual performance-based bonus plan, see "Compensation Discussion and Analysis – Annual Performance- Based Bonus Plan" above. The Compensation Committee may also recommend, and the Board may also approve, a non-annual discretionary bonus based on an individual or Colliers achieving certain designated objectives (other than adjusted earnings per share) and for superior or exceptional performance in relation to such objectives. For a further discussion of the calculation of adjusted earnings per share, please see the AIF.

Stock Option Plan

Colliers provides a long-term incentive by granting stock options to directors, officers and full-time employees of Colliers or its subsidiaries (other than Mr. Hennick) through the Colliers Stock Option Plan, as amended (the "Option Plan"). At a meeting of shareholders held in June 2004, shareholders adopted the Option Plan and have subsequently approved amendments thereto.

Subject to the terms of the Option Plan, the Board has the authority to approve those individuals to whom options will be granted and to fix the terms of such options which may not be for less than one year nor more than ten years from the date of grant (subject to an automatic 10 business day extension to the expiry date of an option which otherwise would expire within a blackout period). The Option Plan provides flexible vesting, at the discretion of the Board. Jay S. Hennick is not eligible to participate in the Option Plan or to receive grants of options thereunder. The Option Plan is administered solely by the Board and grants of options under the Option Plan are made as follows (the "Option Granting Process"): all proposed option grants are submitted to the Compensation Committee for review and a recommendation is made to the Board; proposed option grants recommended by the Compensation Committee are then submitted to the Board for approval and, if approved, are granted on the date so approved by the Board. The Compensation Committee, in considering any grant of options, and the Board in approving any grant of options, take into account whether the amount of options proposed to be granted to each optionee is competitive, both in terms of past practice at Colliers as well as with respect to equity awards granted to officers, employees and directors of public company peers of Colliers, as well as the contribution of the optionee in the success of the business. Grants of options are approved subject to compliance with the Option Plan and all applicable laws and regulatory and stock exchange requirements.

The option price per Subordinate Voting Share with respect to any option granted under the Option Plan is determined by the Board at the time the option is granted, but such price shall not be less than the Minimum Price on the day on which the issuance of the option is authorized or approved by the Board. For the purposes of the Option Plan, "Minimum Price" means: (i) in the event that the Subordinate Voting Shares are then traded on the Toronto Stock Exchange ("TSX") and/or NASDAQ, the closing price of the Subordinate Voting Shares on the TSX or NASDAQ on the trading day prior to the day on which the issuance of the option is authorized or approved by the Board; (ii) in the event that the Subordinate Voting Shares are not then traded on the TSX and NASDAQ, the closing price of the Subordinate Voting Shares on such public market on which the Subordinate Voting Shares are then traded, as selected by the Board, in its sole discretion, on the trading day prior to the day on which the issuance of the option is authorized or approved by the Board; or (iii) in the event that the Subordinate Voting Shares are not then traded on any public market, the price of the Subordinate Voting Shares as determined by the Board, in its sole discretion, on the day on which the issuance of the option is authorized or approved by the Board.

As at December 31, 2022 under the Option Plan: (a) options which were exercisable for 3,053,000 Subordinate Voting Shares (or 7.1% of the aggregate outstanding Common Shares) were granted and outstanding; (b) options which had previously been exercisable for 5,154,950 Subordinate Voting Shares had been exercised or expired; and (c) options which had previously been exercisable for 767,800 Subordinate Voting Shares had been cancelled and were returned to the pool of options available to be granted. The maximum number of Subordinate Voting Shares subject to grants of options under the Option Plan at December 31, 2022 was limited to 9,100,000. Accordingly, options exercisable for 892,050 Subordinate Voting Shares (or 2.1% of the aggregate outstanding Common Shares) were available for granting at that date. The sum of: (a) the options to purchase 3,053,000 Subordinate Voting Shares that were outstanding as at December 31, 2022; and (b) the options to purchase 892,050 Subordinate Voting Shares remaining available to grant at such date, equaled 9.2% of the aggregate outstanding Common Shares on that date. For the annual burn rate of options granted under the Option Plan, see "Equity Compensation Plan Information" below.

In the event of the death of an optionee while in the employment, or as an officer, of Colliers or a subsidiary prior to the end of the term of the option, the optionee's legal representative may exercise the option for a period of one year following the death of the optionee or the expiry of the term of the option, whichever is earlier. In the event that an employee optionee resigns, is removed as an officer or is discharged for "cause" as an employee of Colliers or a subsidiary, the option will in all respects cease and terminate. In the event an optionee's employment is otherwise terminated by Colliers or a subsidiary, such optionee may exercise the option for a period of 30 days following the effective date of termination or the expiry of the term of the option, whichever is earlier.

The Option Plan provides that the aggregate number of Subordinate Voting Shares reserved for issuance pursuant to all options granted to any one optionee shall not exceed 5% of the number of Subordinate Voting Shares outstanding on a non-diluted basis at the time of such grant. In addition, the Option Plan provides that the aggregate number of securities of Colliers: (a) issued to insiders of Colliers, within any one year period; and (b) issuable to insiders of Colliers, at any time under the Option Plan, or when combined with all of Colliers' other share compensation arrangements, shall not exceed 10% of Colliers' total issued and outstanding securities. As of December 31, 2022, Colliers had outstanding options under the Option Plan to purchase an aggregate of 3,053,000 Subordinate Voting Shares (being 7.1% of the aggregate outstanding Common Shares at that date). These options are held by various directors, officers and employees of Colliers and its subsidiaries and are non- assignable.

Where there is a take-over bid to acquire the outstanding shares or Colliers enters into an agreement providing for the sale of all or substantially all of the assets of Colliers such that, following completion of such sale, Colliers will cease to carry on, directly or indirectly, an active business, the Board may advise optionees that all options will expire (subject to certain limitations) on the date determined by the Board and each optionee shall have the right to exercise their options in whole or in part, regardless of vesting.

The Option Plan provides that appropriate adjustments in the number of Subordinate Voting Shares and in the exercise price per Subordinate Voting Share, relating to options granted or to be granted, shall be made by the Board to give effect to adjustments in the number of Subordinate Voting Shares resulting from any subdivisions, consolidations or reclassifications of the Subordinate Voting Shares, the payment of stock dividends by Colliers or other relevant changes in the capital structure of Colliers. Any such adjustments shall be subject to the approval thereof by such stock exchanges on which the Subordinate Voting Shares are then listed for trading (including, if required by any such stock exchanges, approval of the shareholders).

The Option Plan provides that, subject to regulatory approval, the approval of any stock exchange on which the Subordinate Voting Shares are then listed for trading and the limitations set out in the next two following paragraphs, the Board may, by resolution, amend, vary or discontinue the Option Plan, or any agreement or entitlement subject to the Option Plan, at any time without notice to or approval of the shareholders of Colliers, including, without limitation, for the purpose of: (i) changing the class of persons who will be eligible to be granted options pursuant to the Option Plan; (ii) ensuring continuing compliance with applicable laws and regulations and the requirements or policies of any governmental or regulatory authority, securities commission or stock exchange having authority over Colliers or the Option Plan; (iii) changes of a "housekeeping", clerical, technical or stylistic nature; (iv) changing the method of determining the option price for options granted pursuant to the Option Plan, provided that the option price shall not in any case be lower than the "market price" of a Subordinate Voting Share, as that term (or any successor term) is interpreted and applied by the TSX; (v) changing the following terms governing options under the Option Plan: (A) vesting terms (including the acceleration of vesting); (B) exercise and payment method and frequency; (C) transferability or assignability; (D) to fairly or properly take into account a sale, arrangement or take-over bid; (E) adjustments required in the circumstances of a change in the structure of the capital of Colliers; and (F) the effect of termination (for whatever reason) of the optionee's employment or service; (vi) determining that any of the provisions of the Option Plan or any agreement subject to the Option Plan concerning the effect of termination (for whatever reason) of the optionee's employment, service or consulting agreement/arrangement or cessation of the optionee's directorship or office, shall not apply for any reason acceptable to the Board; (vii) changing the terms and conditions of any financial assistance which may be provided by Colliers to the optionees to facilitate the purchase of Subordinate Voting Shares, or adding or removing any provisions providing for such financial assistance; (viii) adding or amending a cashless exercise feature, payable in cash or securities, provided same includes a full deduction of the number of underlying Subordinate Voting Shares from the Option Plan reserved under the Option Plan; (ix) providing for the granting of non-equity based kinds of awards under the Option Plan; (x) adding or amending provisions necessary for options under the Option Plan to qualify for favourable tax treatment to optionees and/or Colliers under applicable tax laws; (xi) changing any terms relating to the administration of the Option Plan; and (xii) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules and policies of the TSX and of any other stock exchange or market having authority over Colliers or the Option Plan).

The Option Plan further provides that, subject to regulatory approval, the approval of any stock exchange on which the Subordinate Voting Shares are then listed for trading and the limitations set out later in this section, the Board may, by resolution, amend, vary or discontinue the Option Plan, or any agreement or entitlement subject to the Option Plan, at any time for the following purposes, provided that any such amendment, variance or discontinuance will not become effective unless and until approved by a majority of the votes cast by shareholders of Colliers, in person or by proxy, at a meeting of shareholders: (a) any increase in the maximum number of Subordinate Voting Shares issuable under the Option Plan or any change from a fixed maximum number of Subordinate Voting Shares issuable under the Plan to a fixed maximum percentage; (b) any reduction in the option price of an outstanding option except for the purpose of maintaining option value in connection with a change in the structure of the capital of Colliers (for this purpose, the cancellation or termination of an option of an optionee prior to expiry of the option term for the purpose of reissuing an option to the same optionee with a lower exercise price shall be treated as an amendment to reduce the option price of an option); (c) any extension of the option term or any amendment to permit the grant of an option with an expiry date of more than 10 years from the date the option is granted; (d) permitting any option granted under the Option Plan (or any other kind of award which may hereafter form part of the Option Plan) to be transferable or assignable other than for estate planning or normal estate settlement purposes; (e) providing for the granting of equity based kinds of awards under the Option Plan; and (f) any other amendment requiring shareholder approval under applicable law (including, without limitation, under the rules and policies of the TSX and of any other stock exchange or market having authority over Colliers or the Option Plan). In the case of any amendment or variance referred to above, insiders of Colliers who directly benefit from such amendment or variance will not have the votes attaching to the Subordinate Voting Shares or other securities of Colliers held, directly or indirectly, by them counted in respect of the required approval of the shareholders of Colliers.

Notwithstanding the two immediately preceding paragraphs, the Option Plan provides that no amendment, variance or discontinuance of the Option Plan, or any agreement or entitlement subject to the Option Plan, may be made, without the prior written consent of the optionee, if the Board determines that the effect thereof is to impair, derogate from or otherwise materially and adversely affect any option previously granted to such optionee under the Option Plan.

In addition, the Option Plan provides that Colliers shall have the right, in certain circumstances and in lieu of delivering Subordinate Voting Shares, to pay to an optionee the "in the money" amount of the stock options held by such optionee, at its election, in the event of a formal take-over bid for all of the shares of Colliers, a sale of all or substantially all of the assets of Colliers (under circumstances such that, following the completion of such sale, Colliers will cease to carry on an active business) or any merger, arrangement, amalgamation or other similar form of transaction involving Colliers under circumstances such that, following the completion of such transaction, there is a change in control of Colliers.

The objective of granting options is to encourage the executives to acquire an increased ownership interest in Colliers over a period of time, which acts as a financial incentive for the executives to consider the long-term interests of Colliers and its shareholders.

Equity Compensation Plan Information

The following table sets forth aggregated information as at December 31, 2022 with respect to compensation plans of Colliers under which equity securities of Colliers are authorized for issuance.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (US$)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the second column)
Stock Option Plan	3,053,000	94.30	892,050

Note:

(1)	The only equity compensation plan of Colliers is the Option Plan, which Option Plan has been approved by the shareholders of Colliers. See "Incentive Award Plans of Colliers – Colliers Stock Option Plan" above.

Set out below is information related to the applicable "annual burn rate" of options granted under the Option Plan. "Annual burn rate" is the number of stock options granted under Option Plan during the applicable fiscal year divided by the weighted average number of Common Shares outstanding for the applicable fiscal year.

Year	Number of Options Granted under Option Plan	Weighted Average Number of Common Shares Outstanding for the Applicable Year	Burn Rate
2022	837,500	43,409,265	1.9%
2021	682,500	42,920,089	1.6%
2020	547,250	39,985,868	1.4%

Management Contract

Colliers has entered into the Management Services Agreement with Jayset and Jay S. Hennick. Mr. Hennick is a director, an officer and the sole indirect shareholder of Jayset, the registered office of which is located at 1140 Bay Street, Suite 4000, Toronto, Ontario M5S 2B4. Under the terms of the Management Services Agreement, Mr. Hennick performs the services of Chairman and CEO of Colliers on behalf of Jayset. The amounts paid or payable to Jayset pursuant to the Management Services Agreement are included in the information provided for Mr. Hennick in the Summary Compensation Table above under "Executive Compensation – Compensation of Named Executive Officers". Jayset, in turn, transfers such amounts to Mr. Hennick at such times as Mr. Hennick determines. The Management Services Agreement has an initial term which ends on April 16, 2026, with successive one-year renewals with the agreement of Colliers and Jayset. Jayset may voluntarily terminate the Management Services Agreement upon six-months prior written notice to Colliers. Colliers may elect to discontinue the use of Jayset's services upon payment to Jayset of 300% of the aggregate of: (i) the average base management fee and any other fees for the three years prior to the termination; and (ii) the average incentive fee for the three years prior to the termination.

Executive Share Ownership Policy

Colliers has an executive share ownership policy (the "ESO Policy") requiring that the CEO, the COO (if applicable) and the CFO of Colliers (collectively, the "Designated Executives") to achieve and maintain, for the duration of their employment/retainer at Colliers, minimum ownership of shares of Colliers having a value of three times their base salary/management fee. All Designated Executives are permitted five years from the effective date of the ESO Policy to achieve the required minimum ownership of shares. Any newly appointed, retained or promoted Designated Executives will be permitted two years from their appointment/retention/promotion date to achieve the required minimum ownership of shares. For the purposes of the ESO Policy, the base salary or management fee used will be fixed to such base salary or management fee in effect at the time the Designated Executive first becomes subject to the ESO Policy. Upon a Designated Executive achieving the minimum ownership of shares required under the ESO Policy, the Designated Executive will no longer be required to acquire further shares of Colliers, including as a result of any decrease in the market price of Colliers shares. The minimum ownership of shares is not required to continue following the cessation of a Designated Executive's employment with Colliers. Upon a Designated Executive achieving the minimum ownership of shares required under the ESO Policy, such Designated Executive will not be permitted to purchase financial instruments that are designed to hedge or offset the economic exposure of such Designated Executive's ownership in shares of Colliers such that the effective economic exposure is less than the required minimum ownership threshold under the ESO Policy. The Board may grant exceptions to the ESO Policy where circumstances warrant, including, but not limited to, tax and estate planning considerations. As of the Record Date, all of the Designated Executives are in compliance with the ESO Policy.

Incentive Compensation Reimbursement Policy

In order to further align management's interests with the interests of shareholders and in support good governance practices, Colliers has an incentive compensation reimbursement policy (the "ICR Policy"). Under the ICR Policy, Colliers will require reimbursement, in all appropriate cases, of any incentive compensation awarded to any management personnel if, within one year of receiving such award: (a) the amount of the incentive compensation was calculated based upon the achievement of certain financial results of Colliers that were subsequently the subject of a financial restatement; (b) the financial statements are required to be restated as a result of, or partially as a result of, intentional errors, intentional omissions or fraud; and (c) the amount of the incentive compensation that would have been awarded had the financial results been properly reported would have been lower than the amount actually awarded. To do this, Colliers may pursue various ways to recover by: (i) seeking repayment; (ii) reducing the amount that would otherwise be payable under another incentive compensation award; (iii) withholding future equity grants, incentive awards or salary increases; or (iv) take any combination of these actions.

Termination and Change of Control Benefits

As noted under "Management Contract" above, Colliers may elect to discontinue the use of Jayset's services pursuant to the Management Services Agreement upon payment to Jayset of 300% of the aggregate of: (i) the average base management fee and any other fees for the three years prior to the termination; and (ii) the average incentive fee for the three years prior to the termination. Furthermore, the Management Services Agreement provides that in the event of a change of control of Colliers, a transfer of all or substantially all of the assets of Colliers to the shareholders of Colliers or if the Management Services Agreement is not renewed by Colliers at the end of the initial five-year term or any renewal term, then the Management Services Agreement will be deemed to be terminated and the foregoing payments will be payable to Jayset. Assuming that a change of control of Colliers or a discontinuance of Jayset's services took place on December 31, 2022, Colliers would have been required to make a payment to Jayset in the aggregate amount of US$20.8 million pursuant to the Management Services Agreement.

Pursuant to the terms of the Option Plan, where there is a take-over bid to acquire the outstanding shares or Colliers enters into an agreement providing for the sale of all or substantially all of the assets of Colliers such that, following completion of such sale, Colliers will cease to carry on, directly or indirectly, an active business, the Board may advise optionees (including any Named Executive Officers who are optionees at the time) that all options will expire (subject to certain limitations) on the date determined by the Board and each optionee shall have the right to exercise their options in whole or in part, regardless of vesting. In addition, the Option Plan provides that Colliers shall have the right, in certain circumstances and in lieu of delivering Subordinate Voting Shares, to pay to an optionee the "in the money" amount of the stock options held by such optionee, at its election, in the event of a formal take-over bid for all of the shares of Colliers, a sale of all or substantially all of the assets of Colliers (under circumstances such that, following the completion of such sale, Colliers will cease to carry on an active business) or any merger, arrangement, amalgamation or other similar form of transaction involving Colliers under circumstances such that, following the completion of such transaction, there is a change in control of Colliers. See "Incentive Award Plans of Colliers – Colliers Stock Option Plan" above.

Each of Messrs. Mayer, Mulamoottil, Michaud would be entitled to receive notice or pay in lieu of notice upon any termination in accordance with applicable common law.

In the event that Colliers terminates the employment of Mr. McLernon without cause under the terms of Mr. McLernon's employment agreement, Colliers must pay Mr. McLernon an amount equal to twenty-four months base salary plus an amount equal to the prorated portion of annual bonus plan compensation payable to him in the applicable year of termination. Assuming that Mr. McLernon ceased employment with Colliers in the foregoing stipulated way on December 31, 2022, Colliers would have been required to make a payment to him in the aggregate amount of US$3.2 million pursuant to his employment agreement with Colliers.

Compensation of Directors

During the year ended December 31, 2022, each director of Colliers who was not a full time employee of, or providing management services to, Colliers or any of its subsidiaries was, subject to the reductions noted below, eligible to receive: (a) an annual retainer of US$75,000 (subject to the reductions noted below); and (b) meeting fees of US$1,750 for each meeting of the Board or committee thereof attended by such director in person and US$1,000 for each meeting attended by telephone. In addition, the Vice Chairman and Lead Director receives an annual retainer of US$50,000, the Chair of the Audit & Risk Committee receives an annual retainer of US$20,000 and the Chair of any other Board committee receives an annual retainer of US$10,000. In addition, it is anticipated that an annual grant of Options under the Option Plan will be awarded to each such director.

Individual Director Compensation for 2022

The following table provides a summary of all amounts of compensation provided to the current and proposed directors of Colliers during the year ended December 31, 2022. Jay S. Hennick, as member of management of Colliers, does not receive any compensation in acting as director of Colliers.

DIRECTOR COMPENSATION TABLE FOR 2022
Name	Fee Earned (US$)	Option-Based Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)	All Other Compensation (US$)	Total (US$)
Peter F. Cohen	135,520	422,539	Nil	Nil	557,789
John (Jack) P. Curtin, Jr.	96,250	422,539	Nil	Nil	518,789
Christopher Galvin	82,250	422,539	Nil	Nil	504,789
Jane Gavan	82,250	422,539	Nil	Nil	504,789
Stephen J. Harper	90,500	422,539	Nil	Nil	513,039
Poonam Puri	72,917	1,007,540	Nil	Nil	1,080,457
Katherine M. Lee	86,250	422,539	Nil	Nil	508,789
Benjamin F. Stein	86,250	422,539	Nil	Nil	504,789
L. Frederick Sutherland	105,250	422,539	Nil	Nil	527,789

Note:

(1)	The amounts reported represent the grant date fair value of stock option awards granted to each of the noted directors, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation. The assumptions used by Colliers in calculating these amounts are incorporated herein by reference to Note 20 to Colliers' audited consolidated financial statements for the year ended December 31, 2022. For a description of the material terms of the Option Plan and each option grant, see "Incentive Award Plans of Colliers – Colliers Stock Option Plan" above and "Director Outstanding Option-Based Awards" below.

The following table summarizes the fees paid to current individual directors during 2022. During such period, Colliers paid to such directors, in their capacity as such, aggregate fees equal to US$833,167.

Name	Board & Board Vice Chair/Lead Director Annual Retainer (US$)	Committee & Committee Chair Annual Retainer (US$)	Total Board Attendance Fees (US$)	Total Committee Attendance Fees (US$)	Total Fees Payable (US$)	Total Fees Paid in Cash (US$)
Peter F. Cohen	125,000	Nil	6,250	4,000	135,250	135,250
John (Jack) P. Curtin, Jr.	75,000	10,000	6,250	5,000	96,250	96,250
Christopher Galvin	75,000	Nil	6,250	1,000	82,250	82,250
Jane Gavan	75,000	Nil	6,250	1,000	82,250	82,250
Stephen J. Harper	75,000	10,000	4,500	1,000	90,500	90,500
Poonam Puri	66,667	Nil	6,250	Nil	72,917	72,917
Katherine M. Lee	75,000	Nil	6,250	5,000	86,250	86,250
Benjamin F. Stein	75,000	Nil	6,250	1,000	82,250	82,250
L. Frederick Sutherland	75,000	20,000	6,250	4,000	105,250	105,250

Director Outstanding Option-Based Awards

The table below reflects all option-based awards for each director of Colliers outstanding as at December 31, 2022. Colliers does not have any other equity incentive plan other than the Option Plan.

DIRECTOR OPTION–BASED AWARDS OUTSTANDING AS AT DECEMBER 31, 2022(1)(2)
Name of Director	Number of Securities Underlying Unexercised Options(3)	Option Exercise Price (US$/Security)	Option Expiration Date	Value of Unexercised In-the-Money Options (US$)(4)
Peter F. Cohen	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
	10,000	88.90	December 10, 2025	31,400
	7,500	74.71	December 11, 2024	129,975
	7,500	68.65	February 15, 2024	175,425
	7,500	67.30	February 16, 2023	185,550
John (Jack) P. Curtin, Jr.	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
	10,000	88.90	December 10, 2025	31,400
	7,500	74.71	December 11, 2024	129,975
	7,500	68.65	February 15, 2024	175,425
	7,500	67.30	February 16, 2023	185,550
Christopher Galvin	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
	10,000	88.90	December 10, 2025	31,400
	7,500	74.71	December 11, 2024	129,975
	7,500	68.65	February 15, 2024	175,425
	10,000	67.85	November 1, 2023	241,900
Jane Gavan	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
	10,000	88.90	December 10, 2025	31,400
	10,000	47.41	May 21, 2025	446,300
Stephen J. Harper	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
	10,000	88.90	December 10, 2025	31,400
	7,500	74.71	December 11, 2024	129,975
	4,125	68.65	February 15, 2024	96,484
Poonam Puri	11,250	93.18	December 6, 2027	Nil
	11,250	150.24	February 14, 2027	Nil
Katherine M. Lee	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
	10,000	88.90	December 10, 2025	31,400
	7,500	74.71	December 11, 2024	129,975
	7,500	68.65	February 15, 2024	175,425
	7,500	67.30	February 16, 2023	185,550
	11,250	93.18	December 6, 2027	Nil
	11,250	138.12	December 7, 2026	Nil
Benjamin F. Stein	10,000 7,500	88.90 74.71	December 10, 2025 December 11, 2024	31,400 129,975
	7,500	68.65	February 15, 2024	175,425
	7,500	67.30	February 16, 2023	185,550

L. Frederick Sutherland	11,250 11,250 10,000 7,500 7,500 7,500	93.18 138.12 88.90 74.71 68.65 67.30	December 6, 2027 December 7, 2026 December 10, 2025 December 11, 2024 February 15, 2024 February 16, 2023	Nil Nil 31,400 129,975 175,425 185,550

Notes:

(1)	The Options vest 10% on the grant date, 15% on the first anniversary, 20% on the second anniversary, 25% on the third anniversary and 30% on the fourth anniversary of the grant date. Notwithstanding the foregoing, the vesting of the noted options held by each non-employee director is accelerated, such that they become immediately fully vested and exercisable, in the event that such director does not stand for re-election, resigns as a director or fails to be re-elected as a director, in each case, in circumstances where there is no willful and substantial breach of such director's fiduciary duties or other legal obligations to Colliers.
(2)	Under the terms of the Option Plan, the Chairman and CEO of Colliers, Jay S. Hennick, is not eligible to participate in the Option Plan or to receive grants of options thereunder. See "Executive Compensation – Management Contract".
(3)	Each Option entitles the holder to purchase one Subordinate Voting Share. See "Incentive Award Plans of Colliers –

Colliers Stock Option Plan".

(4)	Calculated using the closing price per Subordinate Voting Share on NASDAQ on December 30, 2022 of US$92.04 less the exercise price of the applicable stock options.

The following table provides information concerning the incentive award plans of Colliers with respect to each director of Colliers during the year ended December 31, 2022. The only incentive award plan of Colliers applicable to directors during 2022 was the Option Plan.

INCENTIVE AWARD PLANS – VALUE VESTED OR EARNED DURING THE YEAR ENDED DECEMBER 31, 2022(1)
Name of Director	Option-Based Awards – Value Vested During 2022 (US$)(2)	Non-Equity Incentive Plan Compensation – Value Earned During 2022 (US$)
Peter F. Cohen	387,028	Nil
John (Jack) P. Curtin, Jr.	387,028	Nil
Christopher Galvin	254,225	Nil
Jane Gavan	132,180	Nil
Stephen J. Harper	387,028	Nil
Poonam Puri	Nil	Nil
Katherine M. Lee	387,028	Nil
Benjamin F. Stein	387,028	Nil
L. Frederick Sutherland	387,028	Nil

Notes:

(1)	Under the terms of the Option Plan, the Chairman and CEO of Colliers, Jay S. Hennick, is not eligible to participate in the Option Plan or to receive grants of options thereunder. See "Executive Compensation – Management Contract" and "Incentive Award Plans of Colliers – Colliers Stock Option Plan".
(2)	Calculated using the closing price per Subordinate Voting Share on NASDAQ on the applicable vesting date less the exercise price of the applicable stock options.

Performance Graph

The following graph compares the total cumulative shareholder return for C$100 invested in Subordinate Voting Shares (with any cash dividends reinvested into Subordinate Voting Shares)(1) on the TSX (symbol: CIGI) with the S&P/TSX Composite Total Return Index(2) for the period commencing December 31, 2017 and ending December 31, 2022. The Subordinate Voting Shares are also traded on NASDAQ (symbol: CIGI).

December 31	2017	2018	2019	2020	2021	2022
Subordinate Voting Shares(1)	100	91	130	148	248	154
S&P/TSX Composite Total Return Index(2)	100	91	112	118	148	139

Notes:

(1)	The cumulative return of the Subordinate Voting Shares (in C$) is based on the closing prices of the Colliers Subordinate Voting Shares on the TSX on December 31, 2017, 2018, 2019, 2020, 2021 and 2022 or, if there was no trading on such date, the closing price on the last trading day prior to such date. Cash dividends on the shares have been treated as being reinvested into additional shares on the payment date of each dividend.
(2)	The S&P/TSX Composite Total Return Index is a total return index (in C$), the calculation of which includes dividends and distributions reinvested.

As noted in the graph above, during the five year period noted, the total cumulative shareholder return for C$100 invested in Subordinate Voting Shares significantly outperformed the S&P/TSX Composite Total Return Index. In 2017, this was reflected in a 27% increase in the Colliers adjusted earnings per share for 2017 over the prior year and consequently, an annual performance bonus was earned by each named Executive Officer in 2017. In 2018 this was reflected in a 29% increase in the Colliers adjusted earnings per share for 2018 over the prior year and consequently, an annual performance bonus was earned by each Named Executive Officer in 2018. In 2019, this was reflected in a 14% increase in the Colliers adjusted earnings per share for 2019 over the prior year and consequently, an annual performance bonus was earned by each Named Executive Officer in 2019. In 2020, in light of the adjusted earnings per share decline over the prior year, no annual performance bonus was paid to the Named Executive Officers. In 2021, this was reflected in a 79% increase in the Colliers adjusted earnings per share for 2021 (as described herein, see “Compensation Discussion and Analysis - Annual Performance-Based Bonus Plan” above) over the prior year and consequently, an annual performance bonus was earned by each Named Executive Officer in 2021. In 2022, this was reflected in a 17% increase in the Colliers adjusted earnings per share for 2022 over the prior year and consequently, an annual performance bonus was earned by each Named Executive Officer in 2022. See "Compensation Discussion and Analysis – Base Salary" and "– Annual Bonus Incentive" above.

NORMAL COURSE ISSUER BID

Pursuant to a notice of intention to make a normal course issuer bid dated July 11, 2022, Colliers commenced a normal course issuer bid to purchase up to a maximum of 3,500,000 Subordinate Voting Shares, being approximately 10% of the "public float" of such class of shares as at July 11, 2022 (the "NCIB"). Colliers believes that the Subordinate Voting Shares may from time to time trade in a price range that does not adequately reflect the value of such shares in relation to the business of Colliers and its future business prospects and that purchases of Subordinate Voting Shares pursuant to the NCIB will enhance shareholder value and represent an attractive investment to Colliers. Purchases pursuant to the NCIB may occur on the TSX and NASDAQ between July 20, 2022 and July 19, 2023 at prices not exceeding the market price of the Subordinate Voting Shares at the time of acquisition. The actual number of Subordinate Voting Shares which may be purchased pursuant to the NCIB and the timing of any such purchases is determined by senior management of Colliers. Daily purchases under the NCIB are limited to 21,912 Subordinate Voting Shares, other than block purchases. During 2022, Colliers purchased 1,426,713 Subordinate Voting Shares under the NCIB (and the previous normal course issuer bid in effect from January 1, 2022 until July 19, 2022).

The purchase price for Subordinate Voting Shares purchased by Colliers under the NCIB, if any, will be paid in cash on delivery of the shares. Colliers intends to finance any purchase of Subordinate Voting Shares under the NCIB from its working capital. Subordinate Voting Shares purchased by Colliers under the NCIB will be cancelled. Shareholders can obtain a copy of the Notice of Intention to Make a Normal Course Issuer Bid filed with regulators by Colliers in relation to the NCIB by requesting a copy in writing from Colliers at 1140 Bay Street, Suite 4000, Toronto, Ontario M5S 2B4.

INDEBTEDNESS OF DIRECTORS AND

EXECUTIVE OFFICERS UNDER SECURITIES PURCHASE AND OTHER PROGRAMS

The following table sets out certain information regarding the aggregate indebtedness owing to Colliers or its subsidiaries which is outstanding as at the date hereof by all executive officers, directors, employees and former executive officers directors and employees of Colliers and its subsidiaries:

AGGREGATE INDEBTEDNESS (US$)
Purpose	To Colliers or its Subsidiaries(1)	To Another Entity
Share Purchases	3,614,552	–
Other	Nil	–

Note:

(1)	All indebtedness noted is owing to subsidiaries of Colliers from directors and employees of subsidiaries of Colliers. Amounts noted relating to share purchases are in connection with acquisitions of shares of a subsidiary of Colliers. No individual who is, or at any time during the year ended December 31, 2022 was, a director or executive officer of Colliers, a proposed nominee for election as a director of Colliers or an associate of any such director, executive officer or proposed nominee is indebted to Colliers or any of its subsidiaries in respect of a security purchase program or otherwise.

Other than as set out above, and except for certain routine indebtedness arising in the normal course of business, as at the date hereof, there was no other indebtedness owed to Colliers or any of its subsidiaries from executive officers, directors, employees and former executive officers, directors and employees of Colliers or any of its subsidiaries (or to another entity as a result of the indebtedness being subject to a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Colliers or any of its subsidiaries).

The Board has adopted a policy that prohibits any loans to the directors or executive officers of Colliers.

BUSINESS OF THE MEETING

Receipt of Financial Statements

The audited consolidated financial statements of Colliers for the year ended December 31, 2022 and the report of the auditors' thereon will be presented to the Meeting. No vote by the shareholders with respect thereto is required. If any shareholders have questions regarding such financial statements, the questions may be brought forward at the Meeting.

The audited consolidated financial statements of Colliers for the year ended December 31, 2022 and Management’s Report on the Internal Control over Financial Reporting, and the report of the auditors' thereon and management's discussion and analysis relating thereto, are included in the 2022 Annual Report of Colliers sent to shareholders.

Appointment of Auditors

PricewaterhouseCoopers LLP, Chartered Accountants and Licensed Public Accountants, are the independent auditors of Colliers and have served as its auditors since May 23, 1995.

Management recommends that shareholders reappoint PricewaterhouseCoopers LLP as the auditors of Colliers to hold office until the close of the next annual meeting of the shareholders, and to authorize the Board to fix the remuneration of the auditors. It is intended that the persons named in the accompanying form of proxy (provided the same is duly executed in their favour and is duly deposited), unless their authority to do so has been withheld, will vote the Colliers shares represented thereby in favour of appointing PricewaterhouseCoopers LLP as the auditors of Colliers and authorizing the directors of Colliers to fix their remuneration. In making this recommendation, the Audit & Risk Committee has considered, among other things, PwC’s capability, geographic reach, work quality and experience gained over the period while it has been Colliers’ auditor (while taking into account controls and processes to maintain PwC independence including mandatory audit partner rotation and rotation of other key audit personnel).

From time to time, PricewaterhouseCoopers LLP also provides non-audit services to Colliers and its subsidiaries. The Audit & Risk Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence and has concluded that it is. Total fees paid to PricewaterhouseCoopers LLP in 2022 were C$5.15 million. Of such amount, C$2.94 million related to audit fees (being fees billed by Colliers' external auditor for audit services, including subsidiary audits), C$0.33 million related to audit-related fees (being fees billed for statutory audits or assurance and related services by Colliers' external auditor that are reasonably related to the performance of the audit or review of Colliers' financial statements and are not reported under audit fees), C$1.85 million related to tax fees (being the fees billed for professional services rendered by Colliers' external auditor for tax compliance, tax advice, tax planning and certain non-recurring projects) and C$0.03 million related to all other fees (being fees for consulting and subscriptions to accounting and tax research tools). For more information on the Audit & Risk Committee, consult the Annual Information Form of Colliers for the year ended December 31, 2022 available at www.sedar.com.

Election of Directors

The Board currently consists of ten directors. Pursuant to the articles of Colliers, the number of directors to be elected by the shareholders shall be a minimum of three and a maximum of twenty. The Board proposes to nominate the following ten individuals for election by the shareholders at the Meeting as directors of Colliers: Peter F. Cohen, John (Jack) P. Curtin, Jr., Christopher Galvin, Jane Gavan, Stephen J. Harper, Jay S. Hennick, Katherine M. Lee, Poonam Puri, Benjamin F. Stein and L. Frederick Sutherland. Each director elected will hold office until the next annual meeting of Colliers, or until his or her successor is duly elected or appointed, unless: (i) his or her office is earlier vacated in accordance with the articles and by-laws of Colliers; or (ii) he or she becomes disqualified to act as a director. All of the nominees are currently directors of Colliers.

Unless provided to the contrary, the persons named in the accompanying form of proxy (if the same is duly executed in their favour and is duly deposited) will vote the Colliers shares represented thereby in favour of electing as directors the nominees named below. In case any of the following nominees should become unavailable for election for any reason, unless provided to the contrary, the persons named in the accompanying form of proxy will vote the Colliers shares represented thereby in favour of electing the remaining nominees and such other substitute nominees as a majority of the directors of Colliers may designate in such event.

Colliers has adopted a policy for non-contested meetings whereby shareholders vote separately for each director nominee and each director to be elected at a meeting of shareholders must be elected by a majority (50% + 1 vote) of the votes cast with respect to his or her election. Any director nominee must immediately tender his or her resignation to the Board if he or she is not elected by at least a majority (50% + 1 vote) of the votes cast with respect to his or her election even though duly elected as a matter of corporate law. Such director nominee's resignation to the Board must be effective when accepted by the Board. The Board shall determine whether or not to accept a director nominee's resignation tendered pursuant to the policy within 90 days after the date of the relevant shareholders' meeting. The Board shall accept the resignation absent exceptional circumstances. Colliers will promptly issue a press release announcing the resignation of the director or explaining the reasons justifying its decision not to accept such resignation.

The following information is submitted with respect to the individuals proposed to be nominated for election as directors at the Meeting:

Peter F. Cohen Ontario, Canada Age: 70 Direct Since:

Mr. Cohen is a Chartered Professional Accountant and a former partner in an audit practice of a public accounting firm. Mr. Cohen is currently the President and Chief Executive Officer of a number of private companies including The Dawsco Group, Building Value Realty Group and BV Glazing Systems Inc. Mr. Cohen was a co-founder and Chairman and Chief Executive Officer of Centrefund Realty Corporation, a publicly-traded shopping center investment company until August 2000 when control of the company was sold. Mr. Cohen serves as the Chair of the Board of Directors of Sinai Health in Toronto, Ontario.

March 30,
1990	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)(2)
Vice Chairman	Board	4 of 4	100%	Subordinate Voting Shares		130,000
and Lead	Audit & Risk	5 of 6	83%
Director Since:				Total Value of Securities(5)		US$11,965,200
June 2015				Equity Ownership Policy(7)		Met
	Options Held(6)
Independent	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 16, 2018	Feb. 16, 2023	7,500	US$67.30	7,500	US$185,550
Areas of	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	7,500	US$175,425
Expertise:	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
• Governance	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
• Real Estate	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
• Accounting	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
• Management	Public Board Memberships During the Last Five Years
	–

John (Jack) P. Curtin, Jr. Ontario, Canada Age: 72 Direct Since: February 10, 2015

Mr. Curtin is an Advisory Director in the Investment Banking Division of Goldman, Sachs & Co. in Toronto and New York. From July 2010 to December 2014, Mr. Curtin served as Chairman and Chief Executive of Goldman Sachs Canada Inc. From 2003 to July 2010, Mr. Curtin was Chairman of Goldman Sachs Canada Inc. From 1999 to 2003, Mr. Curtin was an Advisory Director of Goldman, Sachs & Co. in New York. From 1995 to 1999, Mr. Curtin was Chief Executive of Goldman Sachs Canada Inc. in Toronto. Prior to this assignment, Mr. Curtin was co-head of Global Money Markets and Chairman of Goldman Sachs Money Markets LP. Mr. Curtin moved to Money Markets in 1987 after serving as head of Fixed Income Syndicate/New Issues. Mr. Curtin joined the firm in 1976 in the Corporate Finance Department and was named partner in 1988 and managing director in 1996. Mr. Curtin is also a member of the Board of Directors the Art Gallery of Ontario Foundation. He previously served as a Director of the Canada/United States Fulbright Foundation. Mr. Curtin is a former governor of the Toronto Stock Exchange, a former director of Brookfield Asset Management, Cadillac Fairview Corporation, Maxxcom Corporation and the Investment Dealers Association of Canada. Mr. Curtin served as a trustee of Lakefield College School as well as Royal St. George’s College. Mr. Curtin received an MBA from Harvard in 1976 and his BA from Williams College in 1972.

Independent
	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
Areas of	Board	4 of 4	100%	Subordinate Voting Shares		33,085
Expertise:	Audit & Risk	6 of 6	100%
• Governance	Compensation	2 of 2	100%	Total Value of Securities(5)		US$3,045,143
• Real Estate				Equity Ownership Policy(5)		Met
• Finance	Options Held(6)
	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 16, 2018	Feb. 16, 2023	7,500	US$67.30	7,500	US$185,550
	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	7,500	US$175,425
	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
•	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years
	–

Christopher Galvin Illinois, USA Age: 72 Direct Since: September 23, 2018

Christopher Galvin is the Co-Founder of Harrison Street Real Estate Capital LLC. Additional roles include serving as either Chairman or Board Member of Three Ocean Partners, Infleqtion and UncommonX. Mr. Galvin's current outside activities include: Trustee and member of the Executive Committee of Northwestern University's Board of Trustees; Executive Committee and member of Dean's Advisory Board of the Kellogg School of Management at Northwestern; American Enterprise Institute Board; Legion D'Honneur; Advisory Board of Tsinghua University School of Management and Economics (Beijing); the Advisory Committee on International Economic Policy of the US Department of State (ACIEP) and a member of the Center for Public Leadership at Harvard Kennedy School. Previously, Mr. Galvin has served in the following capacities: Chairman and CEO of Motorola Inc.; Chairman of NAVTEQ Inc.; Chairman of Cleversafe Inc.; Chairman of the U.S.-China Business Council; member of the Bechtel Corporation's Board of Counselors; member of Business Council (U.S.); director of the Rand Corporation; member of the U.S. Department of Defense Manufacturing Board; member of the U.S. Department of Defense Science Board; advisor to the City of Tianjin, China; advisor to the CEO of Hong Kong; Chair of the Rhodes Scholars selection committee for Illinois-Michigan.

Independent
	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
Areas of	Board	4 of 4	100%	Subordinate Voting Shares		2,431
Expertise:	Governance	1 of 1	100%
• Governance				Total Value of Securities(5)		US$223,749
• Investing				Equity Ownership Policy(7)		Met
• Management	Options Held(6)
	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Nov. 1, 2018	Nov. 1, 2023	10,000	US$67.85	10,000	US$241,990
	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	7,500	US$175,425
	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years
	–

Jane Gavan Ontario, Canada Age: 63 Direct Since: April 7, 2020 Independent

Ms. P. Jane Gavan is the President, Asset Management of Dream Unlimited Corporation and has more than 30 years of experience in the real estate industry, having held increasingly senior positions since joining Dream. In her capacity as President, Asset Management, Ms. Gavan serves as Chief Executive Officer of Dream Residential REIT which completed an IPO in May 2022. Previously, Ms. Gavan served as Chief Executive Officer of Dream Global Real Estate Investment Trust (Dream Global), a TSX listed real estate investment income trust (REIT) from its 2011 IPO until its acquisition in December 2019, and previously served as Chief Executive Officer of Dream Office REIT. Prior to joining Dream, Ms. Gavan served as legal counsel for numerous companies including Oxford Properties Corp. and Denison Mines Corp., and began her career in private law practice with Blake, Cassels & Graydon, LLP, specializing in real estate and corporate finance. Ms. Gavan earned an Honours Bachelor of Commerce degree from Carleton University and a Bachelor of Laws degree from Osgoode Hall, York University. Ms. Gavan has served on the board of directors of the Women's College Hospital Foundation and is on the Patron's Council for Community Living Toronto.

Areas of Expertise:	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
• Real Estate	Board	4 of 4	100%	Subordinate Voting Shares		2,100
• Management	Governance	1 of 1	100%
• Legal				Total Value of Securities(5)		US$193,284
• Finance				Equity Ownership Policy(7)		Met
	Options Held(6)
	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	May 21, 2020	May 21, 2025	10,000	US$47.41	10,000	US$446,300
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years
	Dream Residential REIT*				2022 - Present
	Dream Global REIT*				2011 - 2019
	Dream Unlimited Corp.*				2014 - Present
	Dream Office REIT*				2018 - Present
	PrairieSky Royalty Ltd.				2019 - Present

	* Associated with Ms. Gavan’s role at Dream Unlimited
	Corporation and related companies.

Stephen J. Harper, P.C. Alberta, Canada Age: 63 Direct Since: September 15, 2016 Independent

Mr. Harper was elected the twenty-second Prime Minister of Canada in 2006 and served in such role until 2015, making him the longest serving Conservative Prime Minister since Sir John A. Macdonald, Canada's first Prime Minister. Mr. Harper is Chairman of Harper & Associates Consulting, which is affiliated with Dentons, a leading global law firm, and acts as a strategic consultant to clients around the world, providing advice on matters relating to market access, the management of global geopolitical and economic risk and the maximization of value in global markets. Mr. Harper is a founding partner and Chairman of Vision One Management, a fundamental value-oriented equity fund that applies a private equity investment approach to public markets. Mr. Harper also serves as the Chair of the International Democrat Union and international Friends of Israel Initiative. Mr. Harper has received a bachelor and master's degree in economics from the University of Calgary, was awarded an honorary doctorate of philosophy from Tel Aviv University in 2014 and received an honorary degree from the Jerusalem College of Technology. In recognition of his government service, Mr. Harper has been awarded the Ukrainian Order of Liberty, the Woodrow Wilson Award for Public Service, the B'nai B'rith International Presidential Gold Medallion for Humanitarianism and was named as the World Statesman of the Year in 2012 by the Appeal of Conscience Foundation.

Areas of Expertise:	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
• Governance	Board	3 of 4	75%	Subordinate Voting Shares		8,760
• Public Policy	Governance	1 of 1	100%
				Total Value of Securities(5)		US$806,270
				Equity Ownership Policy(7)		Met
	Options Held(6)
	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	4,125	US$96,484
	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years
	Good Works II Acquisition Corp.				2021 - Present

Jay S. Hennick, C.M. Ontario, Canada Age: 66 Direct Since: May 30, 1988 Chairman of the Board Since:

Mr. Hennick is the global Chairman, CEO and controlling shareholder of Colliers International. Jay is also the Founder, Chairman and the largest individual shareholder of FirstService and was the former CEO from 1988 to 2015. He is also the Chairman of Hennick & Company, a private family investment firm. In 1998, Mr. Hennick was awarded Canada's Entrepreneur of the Year, and in 2001 he was named Canada's CEO of the Year by Canadian Business Magazine. In 2011, Jay received an Honorary Doctorate of Laws from York University and in 2014, an Honorary Doctorate from the University of Ottawa. In 2019, Mr. Hennick was appointed as a member of the Order of Canada and received the International Horatio Alger Award. Mr. Hennick also served as past Chairman of the Board of Directors of the Sinai Health System and Mount Sinai Hospital, in Toronto. Jay and his wife Barbara are also active philanthropists establishing the Hennick Family Foundation to support important causes in healthcare, education and the arts, the largest of which include: $50 million donation to the Royal Ontario Museum in support of their revitalization and new vision plans; $36 million donation to name Hennick Bridgepoint Hospital, the largest complex care and rehabilitation hospital in Canada; $10 million donation to the World Holocaust Remembrance Centre (Yad Vashem) in Jerusalem, Israel; and smaller but significant benefactions include those to Osgoode Hall Law School and the Schulich School of Business at York University and to the University of Ottawa.

June, 2015
	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)(3)
Non-	Board	4 of 4	100%	Subordinate Voting Shares	4,867,773
Independent				Multiple Voting Shares	1,325,694
				Convertible Notes	US$20.0 million(4)

				Total Value of Securities(5)	US$601,888,677
Areas of				Equity Ownership Policy(7)	Met
Expertise: • Management • Real Estate • Finance	Options Held(6) None. Mr. Hennick is not eligible to participate in the Option Plan or to receive grants of options thereunder. See “Executive Compensation – Management Contract”.
Public Board Memberships During the Last Five Years
	FirstService Corporation (Chair)			2015 - Present

Katherine M. Lee Ontario, Canada Age: 59 Direct Since:

Ms. Lee is a seasoned executive in financial services and served as President & CEO of GE Capital Canada, a leading global provider of financial and fleet management solutions to mid-market companies operating in a broad range of economic sectors. Prior to this role, Ms. Lee served as CEO of GE Capital Real Estate in Canada from 2002 to 2010 building it to a full debt and equity operating company. Ms. Lee joined GE in 1994 where she held a number of positions including Director, Mergers & Acquisitions for GE Capital’s Pension Fund Advisory Services based in San Francisco, and Managing Director of GE Capital Real Estate Korea based in Seoul and Tokyo. Ms. Lee earned a Bachelor of Commerce from the University of Toronto. She is a Chartered Professional Accountant and Chartered Accountant. She is active in the community championing Women’s networks and Asian-Pacific Forums.

June 17, 2015
Independent	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
	Board	4 of 4	100%	Subordinate Voting Shares		14,125
Areas of	Audit & Risk	6 of 6	100%	Convertible Notes(4)		$100,000
Expertise:	Compensation	2 of 2	100%
• Management				Total Value of Securities(5)		US$1,459,275
• Real Estate				Equity Ownership Policy(7)		Met
• Finance	Options Held(6)
	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 16, 2018	Feb. 16, 2023	7,500	US$67.30	7,500	US$185,550
	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	7,500	US$175,425
	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years
	BCE Inc./Bell Canada				2015 - Present

Poonam Puri Ontario, Canada Age: 50 Direct Since: February 9, 2022 Independent Areas of Expertise:

Ms. Puri is a tenured Professor of Law at Osgoode Hall Law School in Toronto, Ontario, and a corporate lawyer and Affiliated Scholar at Davies, Ward, Phillips & Vineberg, LLP, a leading Canadian law firm. Ms. Puri holds a Bachelor of Laws from the University of Toronto, a Master of Laws from Harvard University and has earned the Institute of Corporate Directors, Institute- Certified Director Designation (ICD.D). Ms. Puri has extensive experience as an expert in governance and as a director of organizations in the engineering, transportation, infrastructure and healthcare sectors, including as a past director of Arizona Mining, Cole Engineering and the Greater Toronto Airports Authority, and she previously served as the commission and director of the Ontario Securities Commission. Ms. Puri presently serves on the board of directors or trustees of the Canada Infrastructure Bank, Canadian Apartment Properties Real Estate Investment Trust, Augusta Gold and Holland Bloorview Kids Rehabilitation Hospital. Ms. Puri has been recognized as one of the top 25 most influential lawyers in Canada by Canadian Lawyer Magazine in 2017 and 2015 and is a former recipient of Canada’s Top 40 under 40 award and Canada’s Most Powerful Women: Top 100 Award. In 2021, Ms. Puri was awarded the Royal Society of Canada’s Yvan Allaire Medal for exemplary contributions to the governance of public and private institutions in Canada, in addition to the Law Society Medal and the David Walter Mundell Medal. In 2022, Ms. Puri was awarded the Peter Dey Governance Achievement Award by the Governance Professionals of Canada.

• Governance
• ESG • Legal	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
	Board	4 of 4	100%	Subordinate Voting Shares		Nil
	Governance	1 of 1	100%
				Total Value of Securities(5)		Nil
				Equity Ownership Policy(7)		Met
Options Held(6)
	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 14, 2022	Feb. 14, 2027	11,250	US$150.24	11,250	Nil
	Dec. 6, 2019	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
Public Board Memberships During the Last Five Years
	Solaris Resources Inc.				2023 - Present
	DRI Healthcare Trust				2022 - Present
	Augusta Gold Corporation				2021 - Present
	Propel Holdings Inc.				2021 - Present
	Canadian Apartment Real Estate Investment Trust				2019 - 2022
	Tethyan Resources Corporation				2019 - 2020
	Arizona Mining Inc.				2015 - 2018

Benjamin F. Stein New York, USA Age: 37 Direct Since:

Mr. Stein is a co-founder of The Spruce House Partnership, a New York-based investment partnership. Spruce House was founded in 2005 and has investments in public companies globally and seeks to invest alongside management teams that are focused on growing the value of their companies over the long term. Mr. Stein received his Bachelor of Arts in International Relations from the University of Pennsylvania in 2008. Mr. Stein also serves on the board of The Africa Center, a New York-based institution focused on African business, culture and policy.

September 14,
2017	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)
Independent	Board	4 of 4	100%	Subordinate Voting Shares		15,129
	Governance	1 of 1	100%
Areas of				Total Value of Securities(5)		US$1,392,473
Expertise:				Equity Ownership Policy(7)		Met
• Investing	Options Held(6)
• Finance	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 16, 2018	Feb. 16, 2023	7,500	US$67.30	7,500	US$185,550
	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	7,500	US$175,425
	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years

	GTT Communications, Inc.				2019 - 2021

L. Frederick Sutherland Pennsylvania, USA Age: 71 Direct Since:

Mr. Sutherland was the Executive Vice President and Chief Financial Officer of Aramark Corporation, Philadelphia, PA, a leading global provider of food services, facilities management and uniform and career apparel, from 1997 to 2015. Prior to joining Aramark in 1980, Mr. Sutherland was Vice President, Corporate Banking, at Chase Manhattan Bank, New York, NY. Mr. Sutherland is a director of Consolidated Edison, Inc. and Sterling Check Corp. Mr. Sutherland is also a director and former Chair of the Board of WHYY, Philadelphia’s public broadcast affiliate anda trustee of Duke University, The National Constitution Center, Episcopal Community Services, an anti-poverty agency, and People's Light, a professional non-profit theater. Mr. Sutherland holds an MBA Degree in Finance from the Katz School of the University of Pittsburgh and a Bachelors in Physics and Mathematics from Duke University.

June 1, 2015
Independent	Board & Committees	Attendance		Securities Owned, Controlled or Directed(1)(8)
	Board	4 of 4	100%	Subordinate Voting Shares		62,500
Areas of	Audit & Risk	6 of 6	100%
Expertise:				Total Value of Securities(5)		US$5,752,500
• Management				Equity Ownership Policy(7)		Met
• Real Estate	Options Held(6)
• Finance	Date Granted	Expiry Date	No. Granted	Exercise Price	Total Unexercised	Value
	Feb. 16, 2018	Feb. 16, 2023	7,500	US$67.30	7,500	US$185,550
	Feb. 15, 2019	Feb. 15, 2024	7,500	US$68.65	7,500	US$175,425
	Dec. 11, 2019	Dec. 11, 2024	7,500	US$74.71	7,500	US$129,975
	Dec. 10, 2020	Dec. 10, 2025	10,000	US$88.90	10,000	US$31,400
	Dec. 7, 2021	Dec. 7, 2026	11,250	US$138.12	11,250	Nil
	Dec. 6, 2022	Dec. 6, 2027	11,250	US$93.18	11,250	Nil
	Public Board Memberships During the Last Five Years
	Sterling Check Corp.				2015 - Present
	Consolidated Edison, Inc.				2006 - Present

Notes:

(1)	Securities relates to Subordinate Voting Shares and Multiple Voting Shares held as at December 31, 2022. See "Authorized Capital, Outstanding Shares and Principal Holders of Shares". The information contained herein as to securities beneficially owned, or controlled or directed, directly or indirectly as at December 31, 2022 is based upon information furnished to Colliers by the respective director nominees.
(2)	The Dawsco Group and Dawsco Equities Inc., each of which Mr. Cohen controls or directs, collectively own 65,000 Subordinate Voting Shares. The Ricky and Peter Cohen Family Foundation, an entity which Mr. Cohen controls or directs, is the holder of 65,000 Subordinate Voting Shares.
(3)	1,663,515 Subordinate Voting Shares and 1,325,694 Multiple Voting Shares held as at December 31, 2022 were held by Henset Capital Inc., an entity controlled by Mr. Hennick. 3,172,858 Subordinate Voting Shares held as at December 31, 2022 were held by FSV Shares LP, an entity controlled by Mr. Hennick. 31,400 Subordinate Voting Shares held at December 31, 2022 were held by The Jay & Barbara Hennick Foundation, an entity controlled by Mr. Hennick.
(4)	The Convertible Notes may be converted into Subordinate Voting Shares at a conversion rate of 17.2979 Subordinate Voting Shares per US$1,000 principal amount of Convertible Notes. For a full description of the Convertible Notes, see the annual information form for the year ended December 31, 2022, available on SEDAR at www.sedar.com
(5)	Determined using the closing price per Subordinate Voting Share on NASDAQ on December 30, 2022 of US$92.04. For each of Mr. Hennick and Ms. Lee, the figure shown includes the value of the aggregate Subordinate Voting Shares issuable upon conversion of the Convertible Notes held by each, calculated using this same December 30, 2022 closing price for the Subordinated Voting Shares.
(6)	Information includes options held as at December 31, 2022. The options vest 10% on the grant date, 15% on the first anniversary, 20% on the second anniversary, 25% on the third anniversary and the balance on the fourth anniversary of the grant date. Notwithstanding the foregoing, the vesting of the noted options held by each non-employee director is accelerated, such that they become immediately fully vested and exercisable, in the event that such director does not stand for re-election, resigns as a director or fails to be re-elected as a director, in each case, in circumstances where there is no willful and substantial breach of such director's fiduciary duties or other legal obligations to Colliers. The expiration date is the fifth anniversary of the grant date. The value of the options was determined using the closing price of the Subordinate Voting Shares on NASDAQ on December 30, 2022 of US$92.04 less the exercise price of the applicable stock options.

(7)	The Board has a board equity ownership policy which provides that each member of the Board is required to achieve and maintain, at all times during the period that he or she is a director of Colliers, minimum ownership of shares of Colliers having a value of at least US$100,000. Newly elected or appointed directors of Colliers are permitted two years within which to attain the foregoing minimum ownership amount. See "Statement of Corporate Governance Practices – Board Equity Ownership Policy".
(8)	7,500 of the Subordinate Voting Shares noted as at December 31, 2022 were held by McWain Partners LLC, an entity controlled by Mr. Sutherland.

Following the Meeting, Colliers will issue a news release disclosing the detailed results of the vote for the election of directors in accordance with the rules of the TSX.

Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the best of the knowledge of Colliers and based upon information provided to it by the proposed directors for election to the Board, none of the proposed directors:

(a)	is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including Colliers) that: (i) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days (collectively, an "Order") that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)	is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director or executive officer of any company (including Colliers) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director, except for Benjamin Stein, who served as a director of GTT Communications, Inc. (“GTT”) from May 2019 until December 2021. GTT commenced Chapter 11 bankruptcy proceedings in the United States in October 2021 which were subsequently completed in December 2022.

Advisory Resolution on Executive Compensation

Colliers believes that its compensation objectives and approach to executive compensation appropriately align the interests of Management with the long term interests of shareholders. Details of Colliers' approach to executive compensation is disclosed above. See "Executive Compensation – Compensation Discussion and Analysis".

Shareholders will be asked at the Meeting to consider and, if deemed advisable, pass the following non-binding advisory resolution (the "Say on Pay Resolution"):

"BE IT RESOLVED THAT, on an advisory basis and without diminishing the role and responsibilities of the Board, that the shareholders of Colliers accept the approach to executive compensation disclosed in the management information circular delivered in advance of the annual meeting of shareholders held on April 5, 2023."

The Board recommends that shareholders vote for the Say on Pay Resolution. Unless provided to the contrary, the persons named in the accompanying form of proxy (if the same is duly executed in their favour and is duly deposited) will vote the Colliers shares represented thereby for the Say on Pay Resolution.

Because the Say on Pay Resolution is an advisory vote, the results are not binding upon the Board. However, the Board and the Compensation Committee will take the results of the vote into account when considering future compensation policies, procedures and decisions and in determining whether there is a need to change its engagement with Colliers shareholders on executive compensation and related matters. Colliers will disclose the results of the Say on Pay Resolution as a part of its report on voting results for the Meeting. The Board welcomes comments and questions on Colliers' executive compensation practices. Shareholders who wish to contact the Board can do so as noted below under "Shareholder Engagement".

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as otherwise indicated in this Circular, no person who has been a director or executive officer of Colliers at any time since the beginning of Colliers' last financial year, no proposed nominee for election as a director of Colliers, and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of directors or the appointment of auditors.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of Colliers, other than as disclosed elsewhere in this Circular, no informed person of Colliers, any proposed director of Colliers or any associate or affiliate of any informed person or proposed director of Colliers has had any material interest, direct or indirect, in any transaction since the commencement of Colliers' most recently completed financial year or in any proposed transaction which has materially affected or would materially affect Colliers or any of its subsidiaries. An "informed person" means a director or executive officer of Colliers, a director or executive officer of a person or company that is itself an informed person or subsidiary of Colliers, or any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Colliers or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Colliers.

In April 2021, as discussed elsewhere in this Circular, Colliers entered into a transaction with Mr. Hennick and certain entities related thereto in order to, among other things, settle a previously existing long-term incentive arrangement and provide for an orderly timeline for the elimination of Colliers’ dual class share structure. For further details regarding this transaction, please see the management information circular for the meeting of shareholders on April 14, 2021, a copy of which is available on SEDAR at www.sedar.com.

INSURANCE

Colliers holds a directors' and officers' liability insurance policy (the "Policy") which is designed to protect Colliers and its directors and officers against any legal action which may arise as a result of wrongful acts on the part of directors and/or officers of Colliers. The Policy is written for limits of US$60 million subject to a corporate deductible of US$5 million on securities claims and US$2.5 million on all other claims. In respect of the year ended December 31, 2022 the cost to Colliers in maintaining the Policy was US$1,112,775.

ADDITIONAL INFORMATION

Additional information relating to Colliers is available on SEDAR at www.sedar.com. Financial information is being provided in Colliers' comparative financial statements for the year ended December 31, 2022 and the related management's discussion and analysis. A copy of the following documents may be obtained, without charge, upon request to the Corporate Secretary of Colliers at 1140 Bay Street, Suite 4000, Toronto, Ontario M5S 2B4, Phone (416) 960-9500, Fax: (416) 960-5333: (a) the latest Annual Information Form of Colliers together with any document, or the pertinent pages of any document, incorporated by reference therein; (b) the comparative financial statements of Colliers for the year ended December 31, 2022 together with the accompanying report of the auditors thereon, any interim financial statements of Colliers for periods subsequent to December 31, 2022 and the related management's discussion and analysis therefor; and (c) this Circular.

SHAREHOLDER ENGAGEMENT

Shareholders, employees and other interested parties may communicate directly with the Board through the Vice Chairman and Lead Director by writing to:

Vice Chairman and Lead Director
Colliers International Group Inc.
1140 Bay Street, Suite 4000
Toronto, Ontario, Canada
M5S 2B4
investor.relations@colliers.com

GENERAL

Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters not now known to management should come before the Meeting, Colliers shares represented by proxies solicited by Management will be voted on each such matter in accordance with the best judgement of the nominees voting same. The contents and the sending of the Notice of Meeting and this Circular have been approved by the Board.

By Order of the Board

/s/ Matthew Hawkins
Matthew Hawkins
February 16, 2023	Vice President, Legal Counsel and Corporate Secretary

APPENDIX A

BOARD MANDATE

The purpose of this mandate ("Mandate") of the board of directors (the "Board") of Colliers International Group Inc. (the "Company") is to provide guidance to Board members as to their duties and responsibilities. The power and authority of the Board is subject to the provisions of applicable law.

Purpose of the Board

The Board is responsible for the stewardship of the Company. This requires the Board to oversee the conduct of the business and affairs of the Company. The Board discharges some of its responsibilities directly and discharges others through committees of the Board. The Board is not responsible for the day-to-day management and operation of the Company's business, as this responsibility has been delegated to management. The Board is, however, responsible for supervising management in carrying out this responsibility.

Membership

The Board consists of directors elected by the shareholders as provided for in the Company's constating documents and in accordance with applicable law and any policies adopted from time to time by the Board. From time to time, the Nominating and Corporate Governance Committee shall review the size of the Board to ensure that its size facilitates effective decision-making by the Board in the fulfillment of its responsibilities.

Each member of the Board must act honestly and in good faith with a view to the best interests of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is responsible for the matters under "Role and Responsibilities of the Board" below as well as for other duties as they arise in the director's role.

All members of the Board shall have suitable experience and skills given the nature of the Company and its businesses and have a proven record of sound judgment. Directors are to possess characteristics and traits that reflect:

•	high ethical standards and integrity in their personal and professional dealings;

•	the ability to provide thoughtful and experienced counsel on a broad range of issues and to develop a depth of knowledge of the businesses of the Company in order to understand and assess the assumptions on which the Company's strategic and business plans are based and to form an independent judgment with respect to the appropriateness and probability of achieving such plans;

•	the ability to monitor and evaluate the financial performance of the Company;

•	an appreciation of the value of Board and team performance over individual performance and a respect for others; and

-A2-

•	an openness for the opinions of others and the willingness to listen, as well as the ability to communicate effectively and to raise tough questions in a manner that encourages open and frank discussion.

Directors are expected to commit the time and resources necessary to properly carry out their duties. Among other matters, directors are expected to adequately prepare for and attend all regularly scheduled Board meetings. New directors are expected to understand fully the role of the Board, the role of the committees of the Board and the contribution individual directors are expected to make.

Ethics

Members of the Board shall carry out their responsibilities objectively, honestly and in good faith with a view to the best interests of the Company. Directors of the Company are expected to conduct themselves according to the highest standards of personal and professional integrity. Directors are also expected to set the standard for Company-wide ethical conduct and ensure ethical behaviour and compliance with laws and regulations. If an actual or potential conflict of interest arises, a director shall promptly inform the Chairman or Vice Chairman and shall refrain from voting or participating in discussion of the matter in respect of which he has an actual or potential conflict of interest. If it is determined that a significant conflict of interest exists and cannot be resolved, the director should resign.

Directors are expected to act in accordance with applicable law, the Company's constating documents, the Company's Code of Ethics and Conduct and other policies applicable to directors as are adopted from time to time.

Meetings

The Board shall meet in accordance with a schedule established each year by the Board, and at such other times as the Board may determine. Meeting agendas shall be developed in consultation with the Chairman or Vice Chairman. Board members may propose agenda items though communication with the Chairman or Vice Chairman. The Chairman is responsible for ensuring that a suitably comprehensive information package is sent to each director in advance of each meeting. At the discretion of the Board, members of management and others may attend Board meetings, except for separate meetings of the independent directors of the Board.

Directors are expected to be fully prepared for each Board meeting, which requires them, at a minimum, to have read the material provided to them prior to the meeting. At Board meetings, each director is expected to take an active role in discussion and decision-making. To facilitate this, the Chairman is responsible for fostering an atmosphere conducive to open discussion and debate.

Independent directors shall have the opportunity to meet at appropriate times without management present at regularly scheduled meetings. The Vice Chairman shall be responsible for presiding over meetings of the independent directors. Independent directors may propose agenda items for meetings of independent directors members through communication with the Chairman or Vice Chairman.

-A3-

Role and Responsibilities of the Board

The Board is responsible for approving the Company's goals, objectives and strategies. The Board is also responsible for overseeing the implementation of appropriate risk assessment systems to identify and manage principal risks of the Company's business.

In addition to the other matters provided in this Mandate, including the matters delegated to Board committees as set out below, the Board is also responsible for the following specific matters:

•	review and approve management's strategic plans;

•	review and approve the Company's financial objectives, business plans and budgets, including material capital expenditures;

•	monitor corporate performance against the strategic plans and business, operating and capital budgets;

•	management succession planning, including appointing and monitoring, the Chief Executive Officer of the Company;

•	assess its own effectiveness in fulfilling its responsibilities, including monitoring the effectiveness of individual directors;

•	ensure the integrity of the Company's internal control system and management information systems;

•	developing the Company's approach to corporate governance, including developing a set of corporate governance principles and guidelines; and

•	satisfy itself that appropriate policies and procedures are in place regarding public disclosure and restricted trading by insiders, including the review and approval of the Company's corporate disclosure policy and confirmation that a process is in place to disclose all material information in compliance with the Company's timely disclosure obligations and to prevent selective disclosure of material information to analysts, institutional investors, market professionals and others.

A director has an important and positive role as a representative of the Company. A director is also expected to participate in outside activities that enhance the Company's image to investors, employees, customers and the public.

Procedures to Ensure Effective and Independent Operation

The Board recognizes the importance of having procedures in place to ensure the effective and independent operation of the Board. In addition to the policies and procedures provided elsewhere in this Mandate and in the position descriptions of the Chairman of the Board and the Vice Chairman of the Board, the Board has adopted the following procedures:

-A4-

•	the Board has complete access to the Company's management;

•	the Board requires timely and accurate reporting from management and shall regularly review the quality of management's reports;

•	subject to the approval of the Board, individual directors may engage an external adviser at the expense of the Company in appropriate circumstances;

•	the Chairman of the Board shall monitor the nature and timeliness of the information requested by and provided by management to the Board to determine if the Board can be more effective in identifying problems and opportunities for the Company; and

•	the Chairman, together with the Chief Executive Officer, shall develop a position description for the Chief Executive Officer. This position description shall be approved by the Board.

Board Committees

Subject to limits on delegation contained in corporate law applicable to the Company, the Board has the authority to establish and carry out its duties through committees and to appoint directors to be members of these committees. The Board assesses the matters to be delegated to committees of the Board and the constitution of such committees annually or more frequently, as circumstances require. From time to time the Board may create ad hoc committees to examine specific issues on behalf of the Board.

The Board has established the following committees: (1) Audit & Risk Committee; (2) Executive Compensation Committee; and (3) Nominating & Corporate Governance Committee. The respective responsibilities of each of the foregoing committees is set forth in the applicable committee mandate.